EXHIBIT 99.1

1Q 2025

SUPPLEMENTAL INFORMATION PACKAGE

COPT DEFENSE PROPERTIES

COPT Defense Properties
Supplemental Information + Earnings Release - Unaudited
For the Period Ended 3/31/25

OVERVIEW	Summary Description	1
	Equity Research Coverage	2
	Selected Financial Summary Data	3
	Selected Portfolio Data	5

FINANCIAL STATEMENTS	Consolidated Balance Sheets	6
	Consolidated Statements of Operations	7
	Funds from Operations	8
	Diluted Share + Unit Computations	9
	Adjusted Funds from Operations	10
	EBITDAre + Adjusted EBITDA	11

PORTFOLIO INFORMATION	Properties by Segment	12
	Consolidated Real Estate Revenues + NOI by Segment	13
	Cash NOI by Segment	14
	NOI from Real Estate Operations + Occupancy by Property Grouping	15
	Same Property Average Occupancy Rates by Segment	16
	Same Property Period End Occupancy Rates by Segment	16
	Same Property Real Estate Revenues + NOI by Segment	17
	Same Property Cash NOI by Segment	18
	Leasing	19
	Lease Expiration Analysis	20
	2025 Defense/IT Portfolio Quarterly Lease Expiration Analysis	22
	Top 20 Tenants	23

INVESTING ACTIVITY	Summary of Development Projects	24
	Development Placed in Service	25
	Summary of Land Owned/Controlled	26

CAPITALIZATION	Capitalization Overview	27
	Summary of Outstanding Debt	28
	Debt Analysis	30
	Consolidated Real Estate Joint Ventures	31
	Unconsolidated Real Estate Joint Ventures	32	Please refer to the section entitled “Definitions” for definitions of non-GAAP measures and other terms we use herein that may not be customary or commonly known.

RECONCILIATIONS + DEFINITIONS	Supplementary Reconciliations of Non-GAAP Measures	33
	Definitions	36

EARNINGS RELEASE		i

COPT Defense Properties
Summary Description
THE COMPANY
COPT Defense Properties (the “Company” or “COPT Defense”), an S&P MidCap 400 Company, is a self-managed real estate investment trust (“REIT”) focused on owning, operating and developing properties in locations proximate to, or sometimes containing, key U.S. Government (“USG”) defense installations and missions (which we refer to herein as our Defense/IT Portfolio). Our tenants include the USG and their defense contractors, who are primarily engaged in priority national security activities, and who generally require mission-critical and high security property enhancements. The ticker symbol under which our common shares are publicly traded on the New York Stock Exchange is “CDP”. As of March 31, 2025, our Defense/IT Portfolio of 198 properties, including 24 owned through unconsolidated joint ventures, encompassed 22.6 million square feet and was 96.6% leased.

MANAGEMENT	Stephen E. Budorick, President + CEO	INVESTOR RELATIONS	Venkat Kommineni, VP
	Britt A. Snider, EVP + COO		443.285.5587 | venkat.kommineni@copt.com
Anthony Mifsud, EVP + CFO
Michelle Layne, Manager
443.285.5452 | michelle.layne@copt.com

CORPORATE CREDIT RATING
Fitch: BBB- Stable | Moody’s: Baa3 Positive | S&P: BBB- Stable

DISCLOSURE STATEMENT
This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements and we undertake no obligation to update or supplement any forward-looking statements.  The areas of risk that may affect these expectations, estimates and projections include, but are not limited to, those risks described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024.

1	1Q 2025 Supplemental Information Package

COPT Defense Properties
Equity Research Coverage

Firm	Senior Analyst	Phone	Email
BTIG	Tom Catherwood	212.738.6410	tcatherwood@btig.com
Citigroup Global Markets	Seth Bergey	212.816.2066	seth.bergey@citi.com
Evercore ISI	Steve Sakwa	212.446.9462	steve.sakwa@evercoreisi.com
Green Street	Dylan Burzinski	949.640.8780	dburzinski@greenstreet.com
Jefferies	Peter Abramowitz	212.336.7241	pabramowitz@jefferies.com
JP Morgan	Tony Paolone	212.622.6682	anthony.paolone@jpmorgan.com
Truist Securities	Michael Lewis	212.319.5659	michael.r.lewis@truist.com
Wedbush Securities	Richard Anderson	212.938.9949	richard.anderson@wedbush.com
Wells Fargo Securities	Blaine Heck	410.662.2556	blaine.heck@wellsfargo.com

With the exception of Green Street, the above-listed firms are those whose analysts publish research material on the Company and whose estimates of our FFO per share can be tracked through FactSet. Any opinions, estimates or forecasts the above analysts make regarding COPT Defense’s future performance are their own and do not represent the views, estimates or forecasts of COPT Defense’s management.

2	1Q 2025 Supplemental Information Package

COPT Defense Properties
Selected Financial Summary Data
(in thousands, except per share data)

	Page	Three Months Ended
SUMMARY OF RESULTS	Refer.	3/31/25	12/31/24	9/30/24	6/30/24	3/31/24
Net income	7	$36,228	$36,467	$37,397	$36,407	$33,671
NOI from real estate operations	13	$107,446	$106,340	$105,526	$105,410	$101,657
Same Property NOI	17	$104,276	$103,819	$104,044	$104,092	$101,112
Same Property cash NOI	18	$100,162	$101,629	$100,163	$100,472	$93,555
Adjusted EBITDA	11	$99,119	$98,628	$99,236	$98,592	$95,841
FFO per NAREIT	8	$76,028	$76,033	$76,460	$75,346	$72,799
Diluted AFFO avail. to common share and unit holders	10	$56,045	$47,902	$52,592	$61,435	$59,269
Dividend per common share	N/A	$0.305	$0.295	$0.295	$0.295	$0.295

Per share - diluted:
EPS	9	$0.31	$0.31	$0.32	$0.31	$0.29
FFO - Nareit	9	$0.65	$0.64	$0.65	$0.64	$0.62
FFO - as adjusted for comparability	9	$0.65	$0.65	$0.65	$0.64	$0.62

Numerators for diluted per share amounts:
Diluted EPS	7	$34,597	$35,018	$35,981	$35,022	$32,480
Diluted FFO available to common share and unit holders	8	$74,393	$74,416	$74,905	$74,280	$71,892
Diluted FFO available to common share and unit holders, as adjusted for comparability	8	$74,393	$74,473	$74,974	$74,360	$71,969

3	1Q 2025 Supplemental Information Package

COPT Defense Properties
Selected Financial Summary Data (continued)
(in thousands, except ratios)

	Page	As of or for Three Months Ended
PAYOUT RATIOS AND CAPITALIZATION	Refer.	3/31/25	12/31/24	9/30/24	6/30/24	3/31/24
GAAP
Payout ratio:
Net income	N/A	97.2%	93.0%	90.7%	93.1%	100.7%

Capitalization and debt ratios:
Total assets	6	$4,250,311	$4,254,191	$4,234,302	$4,219,338	$4,232,895
Total equity	6	$1,538,291	$1,536,593	$1,532,595	$1,530,506	$1,526,046
Debt per balance sheet	6	$2,412,670	$2,391,755	$2,390,839	$2,389,925	$2,416,873
Debt to assets	30	56.8%	56.2%	56.5%	56.6%	57.1%
Net income to interest expense ratio	30	1.8x	1.8x	1.8x	1.8x	1.6x
Debt to net income ratio	30	16.6x	16.4x	16.0x	16.4x	17.9x

Non-GAAP
Payout ratios:
Diluted FFO	N/A	47.0%	45.2%	44.9%	45.3%	46.8%
Diluted FFO - as adjusted for comparability	N/A	47.0%	45.2%	44.9%	45.3%	46.7%
Diluted AFFO	N/A	62.4%	70.3%	64.0%	54.8%	56.8%

Capitalization and debt ratios:
Total Market Capitalization	27	$5,578,378	$5,968,572	$5,897,659	$5,289,664	$5,218,681
Total Equity Market Capitalization	27	$3,143,822	$3,553,555	$3,482,187	$2,873,744	$2,774,450
Net debt	35	$2,462,248	$2,428,430	$2,432,567	$2,367,180	$2,372,747
Net debt to adjusted book	30	40.7%	40.4%	40.8%	40.5%	40.9%
Adjusted EBITDA fixed charge coverage ratio	30	4.7x	4.7x	4.8x	4.7x	4.5x
Net debt to in-place adj. EBITDA ratio	30	6.1x	6.0x	6.1x	6.0x	6.1x
Net debt adjusted for fully-leased investment properties to in-place adj. EBITDA ratio	30	6.0x	5.9x	5.9x	5.9x	6.0x

4	1Q 2025 Supplemental Information Package

COPT Defense Properties
Selected Portfolio Data (1)

	3/31/25	12/31/24	9/30/24	6/30/24	3/31/24
# of Properties
Total Portfolio	204	203	202	201	201
Consolidated Portfolio	180	179	178	177	177
Defense/IT Portfolio (2)	198	197	196	195	195
Same Property	198	198	198	198	198

% Occupied
Total Portfolio	93.6%	93.6%	93.1%	93.6%	93.6%
Consolidated Portfolio	92.3%	92.2%	91.6%	92.2%	92.2%
Defense/IT Portfolio (2)	95.3%	95.4%	94.8%	95.4%	95.5%
Same Property	94.1%	94.4%	93.9%	93.9%	93.9%

% Leased
Total Portfolio	95.1%	95.1%	94.8%	94.9%	94.9%
Consolidated Portfolio	94.0%	94.1%	93.6%	93.8%	93.8%
Defense/IT Portfolio (2)	96.6%	96.7%	96.4%	96.5%	96.6%
Same Property	95.2%	95.7%	95.3%	95.2%	95.3%

Square Feet (in thousands)
Total Portfolio	24,548	24,537	24,316	24,135	24,137
Consolidated Portfolio	20,253	20,242	20,021	19,839	19,841
Defense/IT Portfolio (2)	22,560	22,549	22,331	22,150	22,150
Same Property	23,856	23,856	23,856	23,856	23,856
(1)Except for the Consolidated Portfolio, includes properties owned through unconsolidated real estate JVs (see page 32).
(2)Includes our retrospective reclassification in the quarter ended 3/31/25 of two properties to our Fort Meade/BW Corridor sub-segment from our Other segment.

5	1Q 2025 Supplemental Information Package

COPT Defense Properties
Consolidated Balance Sheets
(in thousands)

	3/31/25	12/31/24	9/30/24	6/30/24	3/31/24
Assets
Properties, net:
Operating properties, net	$3,343,341	$3,353,477	$3,289,959	$3,257,822	$3,272,452
Development and redevelopment in progress, including land (1)	89,132	67,342	108,077	106,709	76,931
Land held (1)	211,009	209,707	206,652	171,062	168,495
Total properties, net	3,643,482	3,630,526	3,604,688	3,535,593	3,517,878
Property - operating lease right-of-use assets	54,374	55,760	40,523	40,899	40,368
Cash and cash equivalents	24,292	38,284	34,478	100,443	123,144
Investment in unconsolidated real estate joint ventures	38,960	39,360	39,720	40,148	40,597
Accounts receivable, net	45,924	42,234	42,240	46,963	50,088
Deferred rent receivable	165,968	161,438	159,182	156,123	153,788
Lease incentives, net	64,260	64,013	63,034	63,744	61,150
Deferred leasing costs, net	71,468	71,268	71,815	72,156	70,902
Investing receivables, net	78,430	69,680	83,536	84,087	82,523
Prepaid expenses and other assets, net	63,153	81,628	95,086	79,182	92,457
Total assets	$4,250,311	$4,254,191	$4,234,302	$4,219,338	$4,232,895
Liabilities and equity
Liabilities:
Debt	$2,412,670	$2,391,755	$2,390,839	$2,389,925	$2,416,873
Accounts payable and accrued expenses	98,039	126,031	134,112	122,202	111,981
Rents received in advance and security deposits	41,624	38,560	33,213	33,485	37,557
Dividends and distributions payable	35,208	33,909	33,915	33,908	33,906
Deferred revenue associated with operating leases	38,915	39,752	37,660	37,199	34,019
Property - operating lease liabilities	48,216	49,240	33,615	33,818	33,141
Other liabilities	13,809	14,377	15,917	15,530	16,406
Total liabilities	2,688,481	2,693,624	2,679,271	2,666,067	2,683,883
Redeemable noncontrolling interest	23,539	23,974	22,436	22,765	22,966
Equity:
COPT Defense’s shareholders’ equity:
Common shares	1,129	1,127	1,127	1,127	1,126
Additional paid-in capital	2,492,454	2,494,369	2,493,340	2,489,931	2,487,468
Cumulative distributions in excess of net income	(1,003,120)	(1,003,401)	(1,005,260)	(1,008,087)	(1,009,964)
Accumulated other comprehensive income	403	988	58	3,614	3,849
Total COPT Defense’s shareholders’ equity	1,490,866	1,493,083	1,489,265	1,486,585	1,482,479
Noncontrolling interests in subsidiaries:
Common units in the Operating Partnership	32,745	28,935	28,918	29,470	29,214
Other consolidated entities	14,680	14,575	14,412	14,451	14,353
Total noncontrolling interests in subsidiaries	47,425	43,510	43,330	43,921	43,567
Total equity	1,538,291	1,536,593	1,532,595	1,530,506	1,526,046
Total liabilities, redeemable noncontrolling interest and equity	$4,250,311	$4,254,191	$4,234,302	$4,219,338	$4,232,895
(1)Refer to pages 24 and 26 for detail.

6	1Q 2025 Supplemental Information Package

COPT Defense Properties
Consolidated Statements of Operations
(in thousands)

	Three Months Ended
	3/31/25	12/31/24	9/30/24	6/30/24	3/31/24
Revenues
Lease revenue	$175,308	$169,765	$170,549	$165,619	$165,433
Other property revenue	2,289	1,641	2,014	1,466	1,230
Construction contract and other service revenues	10,259	12,027	16,662	20,258	26,603
Total revenues	187,856	183,433	189,225	187,343	193,266
Operating expenses
Property operating expenses	72,040	66,964	68,881	63,410	66,746
Depreciation and amortization associated with real estate operations	39,359	38,821	38,307	38,161	38,351
Construction contract and other service expenses	9,705	11,519	16,127	19,612	26,007
General and administrative expenses	8,148	8,429	8,157	8,591	8,378
Leasing expenses	2,999	2,243	2,341	2,462	2,187
Business development expenses and land carry costs	1,009	1,171	918	979	1,182
Total operating expenses	133,260	129,147	134,731	133,215	142,851
Interest expense	(20,504)	(20,391)	(20,376)	(20,617)	(20,767)
Interest and other income, net	1,568	2,331	3,324	2,884	4,122
Gain on sales of real estate	300	—	—	—	—
Income before equity in income of unconsolidated entities and income taxes	35,960	36,226	37,442	36,395	33,770
Equity in income of unconsolidated entities	371	217	85	26	69
Income tax (expense) benefit	(103)	24	(130)	(14)	(168)
Net income	36,228	36,467	37,397	36,407	33,671
Net income attributable to noncontrolling interests:
Common units in the Operating Partnership	(726)	(681)	(711)	(694)	(608)
Other consolidated entities	(762)	(665)	(601)	(599)	(454)
Net income attributable to common shareholders	$34,740	$35,121	$36,085	$35,114	$32,609
Amount allocable to share-based compensation awards	(143)	(103)	(104)	(92)	(129)
Numerator for diluted EPS	$34,597	$35,018	$35,981	$35,022	$32,480

7	1Q 2025 Supplemental Information Package

COPT Defense Properties
Funds from Operations
(in thousands)

	Three Months Ended
	3/31/25	12/31/24	9/30/24	6/30/24	3/31/24
Net income	$36,228	$36,467	$37,397	$36,407	$33,671
Real estate-related depreciation and amortization	39,359	38,821	38,307	38,161	38,351
Gain on sales of real estate	(300)	—	—	—	—
Depreciation and amortization on unconsolidated real estate JVs (1)	741	745	756	778	777
FFO - per Nareit (2)	76,028	76,033	76,460	75,346	72,799
FFO allocable to other noncontrolling interests (3)	(1,158)	(1,050)	(985)	(984)	(836)
Basic FFO allocable to share-based compensation awards	(530)	(614)	(617)	(599)	(587)
Basic FFO available to common share and common unit holders (2)	74,340	74,369	74,858	73,763	71,376
Redeemable noncontrolling interest	—	—	—	471	469
Diluted FFO adjustments allocable to share-based compensation awards	53	47	47	46	47
Diluted FFO available to common share and common unit holders - per Nareit (2)	74,393	74,416	74,905	74,280	71,892
Executive transition costs	—	58	69	81	77
Diluted FFO comparability adjustments allocable to share-based compensation awards	—	(1)	—	(1)	—
Diluted FFO available to common share and common unit holders, as adjusted for comparability (2)	$74,393	$74,473	$74,974	$74,360	$71,969

(1)See page 32 for additional disclosure regarding our unconsolidated real estate JVs.
(2)Refer to the section entitled “Definitions” for a definition of this measure.
(3)Pertains to noncontrolling interests in consolidated real estate JVs reported on page 31.

8	1Q 2025 Supplemental Information Package

COPT Defense Properties
Diluted Share + Unit Computations
(in thousands, except per share data)

	Three Months Ended
	3/31/25	12/31/24	9/30/24	6/30/24	3/31/24
EPS Denominator:
Weighted average common shares - basic	112,383	112,347	112,314	112,293	112,231
Dilutive effect of share-based compensation awards	643	711	696	492	509
Dilutive exchangeable debt	—	664	—	—	—
Weighted average common shares - diluted	113,026	113,722	113,010	112,785	112,740
Diluted EPS	$0.31	$0.31	$0.32	$0.31	$0.29

Weighted Average Shares for period ended:
Common shares	112,383	112,347	112,314	112,293	112,231
Dilutive effect of share-based compensation awards	643	711	696	492	509
Common units	2,047	1,664	1,696	1,703	1,625
Redeemable noncontrolling interest	—	—	—	926	947
Dilutive exchangeable debt	—	664	—	—	—
Denominator for diluted FFO per share and as adjusted for comparability	115,073	115,386	114,706	115,414	115,312
Weighted average common units	(2,047)	(1,664)	(1,696)	(1,703)	(1,625)
Redeemable noncontrolling interest	—	—	—	(926)	(947)
Denominator for diluted EPS	113,026	113,722	113,010	112,785	112,740
Diluted FFO per share - Nareit (1)	$0.65	$0.64	$0.65	$0.64	$0.62
Diluted FFO per share - as adjusted for comparability (1)	$0.65	$0.65	$0.65	$0.64	$0.62
(1)Refer to the section entitled “Definitions” for a definition of this measure.

9	1Q 2025 Supplemental Information Package

COPT Defense Properties
Adjusted Funds from Operations
(in thousands)

	Three Months Ended
	3/31/25	12/31/24	9/30/24	6/30/24	3/31/24
Diluted FFO available to common share and common unit holders, as adjusted for comparability (1)	$74,393	$74,473	$74,974	$74,360	$71,969
Straight line rent adjustments and lease incentive amortization	(1,699)	2,950	613	3,788	3,473
Amortization of intangibles and other assets included in NOI	162	211	211	211	122
Share-based compensation, net of amounts capitalized	2,854	2,617	2,617	2,564	2,645
Amortization of deferred financing costs	667	671	671	681	685
Amortization of net debt discounts, net of amounts capitalized	1,051	1,041	1,032	1,023	1,014
Replacement capital expenditures (1)	(21,464)	(34,134)	(27,824)	(21,250)	(20,776)
Other	81	73	298	58	137
Diluted AFFO available to common share and common unit holders (“diluted AFFO”) (1)	$56,045	$47,902	$52,592	$61,435	$59,269

Replacement capital expenditures (1)
Tenant improvements and incentives	$13,758	$22,912	$18,772	$15,045	$12,776
Building improvements	1,872	10,942	6,694	5,705	4,953
Leasing costs	3,461	2,629	3,013	3,110	3,590
Net additions to (exclusions from) tenant improvements and incentives	3,538	(7)	728	(1,040)	316
Excluded building improvements	(201)	(2,342)	(1,383)	(1,570)	(818)
Excluded leasing costs	(964)	—	—	—	(41)
Replacement capital expenditures	$21,464	$34,134	$27,824	$21,250	$20,776
(1)Refer to the section entitled “Definitions” for a definition of this measure.

10	1Q 2025 Supplemental Information Package

COPT Defense Properties
EBITDAre + Adjusted EBITDA
(in thousands)

	Three Months Ended
	3/31/25	12/31/24	9/30/24	6/30/24	3/31/24
Net income	$36,228	$36,467	$37,397	$36,407	$33,671
Interest expense	20,504	20,391	20,376	20,617	20,767
Income tax expense (benefit)	103	(24)	130	14	168
Real estate-related depreciation and amortization	39,359	38,821	38,307	38,161	38,351
Other depreciation and amortization	542	589	614	564	608
Gain on sales of real estate	(300)	—	—	—	—
Adjustments from unconsolidated real estate JVs	1,518	1,681	1,759	1,709	1,671
EBITDAre (1)	97,954	97,925	98,583	97,472	95,236
Credit loss expense (recoveries)	515	(113)	38	436	22
Business development expenses	593	758	557	603	630
Executive transition costs	57	58	69	81	430
Net gain on other investments	—	—	(11)	—	(477)
Adjusted EBITDA (1)	99,119	98,628	99,236	98,592	95,841
Pro forma NOI adjustment for property changes within period	786	528	—	—	813
Change in collectability of deferred rental revenue	1,232	1,646	—	27	—
In-place adjusted EBITDA (1)	$101,137	$100,802	$99,236	$98,619	$96,654
(1)Refer to the section entitled “Definitions” for a definition of this measure.

11	1Q 2025 Supplemental Information Package

COPT Defense Properties
Properties by Segment - 3/31/25
(square feet in thousands)

	# of Properties	Operational Square Feet	% Occupied	% Leased
Defense/IT Portfolio:
Fort Meade/Baltimore Washington (“BW”) Corridor:
National Business Park (Annapolis Junction, MD)	34	4,288	97.9%	98.0%
Howard County, MD	36	3,063	90.5%	93.0%
Other (1)	25	1,883	92.5%	94.2%
Total Fort Meade/BW Corridor	95	9,234	94.4%	95.6%
Northern Virginia (“NoVA”) Defense/IT	16	2,500	92.2%	93.8%
Lackland Air Force Base (San Antonio, Texas)	9	1,142	100.0%	100.0%
Navy Support	22	1,271	81.6%	88.1%
Redstone Arsenal (Huntsville, Alabama)	25	2,485	95.3%	97.9%
Data Center Shells:
Consolidated Properties	7	1,633	100.0%	100.0%
Unconsolidated JV Properties (2)	24	4,295	100.0%	100.0%
Total Defense/IT Portfolio	198	22,560	95.3%	96.6%
Other (1)	6	1,988	74.7%	77.6%
Total Portfolio	204	24,548	93.6%	95.1%
Consolidated Portfolio	180	20,253	92.3%	94.0%
(1)Reflects our reclassification in the quarter ended 3/31/25 of two properties totaling 158,000 square feet, which were 65.5% occupied and 77.8% leased, to our Fort Meade/BW Corridor sub-segment from our Other segment.
(2)See page 32 for additional disclosure regarding our unconsolidated real estate JVs.
(3)Refer to the section entitled “Definitions” for a definition of this measure.

12	1Q 2025 Supplemental Information Package

COPT Defense Properties
Consolidated Real Estate Revenues + NOI by Segment
(in thousands)

	Three Months Ended
	3/31/25	12/31/24	9/30/24	6/30/24	3/31/24
Consolidated real estate revenues
Defense/IT Portfolio:
Fort Meade/BW Corridor	$84,608	$79,307	$80,757	$78,419	$78,836
NoVA Defense/IT	23,162	21,924	22,083	20,601	21,426
Lackland Air Force Base	16,410	18,100	16,879	16,447	16,411
Navy Support	7,960	8,094	8,068	8,240	8,226
Redstone Arsenal	16,422	17,160	18,332	17,017	16,808
Data Center Shells-Consolidated	10,865	10,104	9,029	9,600	8,457
Total Defense/IT Portfolio	159,427	154,689	155,148	150,324	150,164
Other	18,170	16,717	17,415	16,761	16,499
Consolidated real estate revenues (1)	$177,597	$171,406	$172,563	$167,085	$166,663

NOI from real estate operations (2)
Defense/IT Portfolio:
Fort Meade/BW Corridor	$52,678	$52,236	$52,415	$53,420	$50,459
NoVA Defense/IT	13,073	13,309	12,831	11,671	12,164
Lackland Air Force Base	7,411	7,576	7,719	7,650	7,723
Navy Support	3,794	4,291	3,984	4,607	4,600
Redstone Arsenal	10,128	10,951	11,869	11,296	11,016
Data Center Shells:
Consolidated properties	9,012	8,568	7,475	7,509	7,514
COPT Defense’s share of unconsolidated real estate JVs	1,889	1,898	1,844	1,735	1,740
Total Defense/IT Portfolio	97,985	98,829	98,137	97,888	95,216
Other	9,461	7,511	7,389	7,522	6,441
NOI from real estate operations (1)	$107,446	$106,340	$105,526	$105,410	$101,657

(1)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.
(2)Refer to the section entitled “Definitions” for a definition of this measure.

13	1Q 2025 Supplemental Information Package

COPT Defense Properties
Cash NOI by Segment
(in thousands)

	Three Months Ended
	3/31/25	12/31/24	9/30/24	6/30/24	3/31/24
Cash NOI from real estate operations (1)
Defense/IT Portfolio:
Fort Meade/BW Corridor	$50,104	$52,096	$50,314	$51,380	$47,396
NoVA Defense/IT	12,263	13,308	13,223	12,452	12,933
Lackland Air Force Base	8,086	8,194	8,218	8,124	8,186
Navy Support	3,833	4,215	4,000	4,656	4,503
Redstone Arsenal	8,723	8,554	9,730	9,034	6,308
Data Center Shells:
Consolidated properties	7,002	6,783	6,739	6,748	6,688
COPT Defense’s share of unconsolidated real estate JVs	1,628	1,611	1,565	1,481	1,477
Total Defense/IT Portfolio	91,639	94,761	93,789	93,875	87,491
Other	9,586	7,815	7,340	7,506	6,444
Cash NOI from real estate operations (2)	$101,225	$102,576	$101,129	$101,381	$93,935
(1)Refer to the section entitled “Definitions” for a definition of this measure.
(2)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.

14	1Q 2025 Supplemental Information Package

COPT Defense Properties
NOI from Real Estate Operations + Occupancy by Property Grouping - 3/31/25
(dollars and square feet in thousands)

	As of Period End						NOI from Real Estate Operations (3)
	# of Properties	Operational Square Feet	% Occupied (1)	% Leased (1)	Annualized Rental Revenue (2)	% of Total Annualized Rental Revenue (2)
Property Grouping							Three Months Ended
Defense/IT Portfolio:
Same Property: (2)
Consolidated properties	168	17,573	94.9%	96.0%	$600,998	86.6%	$93,308
Unconsolidated JV properties	24	4,295	100.0%	100.0%	8,166	1.2%	1,889
Total Same Property in Defense/IT Portfolio	192	21,868	95.9%	96.8%	609,164	87.8%	95,197
Properties Placed in Service (4)	4	409	81.8%	93.5%	8,844	1.3%	2,472
Acquired properties	2	283	67.4%	84.4%	6,845	1.0%	316
Total Defense/IT Portfolio	198	22,560	95.3%	96.6%	624,853	90.1%	97,985
Other	6	1,988	74.7%	77.6%	68,954	9.9%	9,461
Total Portfolio	204	24,548	93.6%	95.1%	$693,807	100.0%	$107,446
Consolidated Portfolio	180	20,253	92.3%	94.0%	$685,641	98.8%	$105,557
(1)Percentages calculated based on operational square feet.
(2)Refer to the section entitled “Definitions” for a definition of this measure.
(3)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.
(4)Newly developed or redeveloped properties placed in service that were not fully operational by 1/1/24.

15	1Q 2025 Supplemental Information Package

COPT Defense Properties
Same Property (1) Average Occupancy Rates by Segment
(square feet in thousands)

	# of Properties	Operational Square Feet	Three Months Ended
			3/31/25	12/31/24	9/30/24	6/30/24	3/31/24
Defense/IT Portfolio:
Fort Meade/BW Corridor	94	9,031	95.6%	96.0%	95.7%	95.8%	96.0%
NoVA Defense/IT	16	2,500	92.3%	91.1%	90.7%	88.5%	87.9%
Lackland Air Force Base	8	1,062	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	22	1,271	82.1%	82.9%	83.1%	85.1%	85.1%
Redstone Arsenal	22	2,301	97.6%	97.5%	97.4%	96.7%	97.5%
Data Center Shells:
Consolidated properties	6	1,408	100.0%	100.0%	100.0%	100.0%	100.0%
Unconsolidated JV properties	24	4,295	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Portfolio	192	21,868	96.0%	96.1%	95.9%	95.7%	95.8%
Other	6	1,988	73.3%	72.7%	73.1%	72.5%	71.7%
Total Same Property	198	23,856	94.1%	94.1%	94.0%	93.8%	93.8%

Same Property (1) Period End Occupancy Rates by Segment (square feet in thousands)
	# of Properties	Operational Square Feet
			3/31/25	12/31/24	9/30/24	6/30/24	3/31/24
Defense/IT Portfolio:
Fort Meade/BW Corridor	94	9,031	95.3%	96.7%	95.4%	95.7%	95.9%
NoVA Defense/IT	16	2,500	92.2%	91.7%	90.5%	89.2%	88.2%
Lackland Air Force Base	8	1,062	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	22	1,271	81.6%	82.6%	83.3%	84.5%	85.9%
Redstone Arsenal	22	2,301	98.1%	97.4%	97.6%	96.7%	97.3%
Data Center Shells:
Consolidated properties	6	1,408	100.0%	100.0%	100.0%	100.0%	100.0%
Unconsolidated JV properties	24	4,295	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Portfolio	192	21,868	95.9%	96.4%	95.8%	95.8%	95.8%
Other	6	1,988	74.7%	72.7%	73.4%	73.1%	72.2%
Total Same Property	198	23,856	94.1%	94.4%	93.9%	93.9%	93.9%
(1)Refer to the section entitled “Definitions” for a definition of this measure.

16	1Q 2025 Supplemental Information Package

COPT Defense Properties
Same Property Real Estate Revenues + NOI by Segment
(in thousands)

	Three Months Ended
	3/31/25	12/31/24	9/30/24	6/30/24	3/31/24
Same Property real estate revenues
Defense/IT Portfolio:
Fort Meade/BW Corridor	$83,584	$78,371	$79,803	$77,448	$78,674
NoVA Defense/IT	23,162	21,924	22,084	20,600	21,426
Lackland Air Force Base	16,416	18,098	16,879	16,447	16,411
Navy Support	7,960	8,095	8,067	8,240	8,227
Redstone Arsenal	15,096	15,876	17,127	16,078	16,411
Data Center Shells-Consolidated	9,304	9,044	9,033	9,600	8,457
Total Defense/IT Portfolio	155,522	151,408	152,993	148,413	149,606
Other	15,675	14,506	15,368	14,742	14,493
Same Property real estate revenues	$171,197	$165,914	$168,361	$163,155	$164,099

Same Property NOI from real estate operations (“NOI”)
Defense/IT Portfolio:
Fort Meade/BW Corridor	$52,167	$51,773	$51,958	$53,050	$50,389
NoVA Defense/IT	13,072	13,309	12,832	11,670	12,164
Lackland Air Force Base	7,607	7,740	7,724	7,650	7,723
Navy Support	3,794	4,292	3,984	4,607	4,600
Redstone Arsenal	9,180	9,995	10,964	10,452	10,754
Data Center Shells:
Consolidated properties	7,488	7,508	7,514	7,509	7,509
COPT Defense’s share of unconsolidated real estate JVs	1,889	1,898	1,844	1,735	1,740
Total Defense/IT Portfolio	95,197	96,515	96,820	96,673	94,879
Other	9,079	7,304	7,224	7,419	6,233
Same Property NOI (1)	$104,276	$103,819	$104,044	$104,092	$101,112
(1)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.

17	1Q 2025 Supplemental Information Package

COPT Defense Properties
Same Property Cash NOI by Segment
(dollars in thousands)

	Three Months Ended
	3/31/25	12/31/24	9/30/24	6/30/24	3/31/24
Same Property cash NOI from real estate operations (“cash NOI”)
Defense/IT Portfolio:
Fort Meade/BW Corridor	$49,457	$51,525	$49,748	$50,899	$47,285
NoVA Defense/IT	12,263	13,308	13,223	12,452	12,933
Lackland Air Force Base	8,283	8,357	8,223	8,124	8,186
Navy Support	3,833	4,215	4,000	4,656	4,503
Redstone Arsenal	8,509	8,315	9,532	8,790	6,327
Data Center Shells:
Consolidated properties	7,039	6,780	6,779	6,748	6,683
COPT Defense’s share of unconsolidated real estate JVs	1,628	1,611	1,565	1,481	1,477
Total Defense/IT Portfolio	91,012	94,111	93,070	93,150	87,394
Other	9,150	7,518	7,093	7,322	6,161
Same Property cash NOI (1)	$100,162	$101,629	$100,163	$100,472	$93,555
Percentage change in total Same Property cash NOI (1)(2)	7.1%
Percentage change in Defense/IT Portfolio Same Property cash NOI (2)	4.1%

(1)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.
(2)Represents the change between the current period and the same period in the prior year.

18	1Q 2025 Supplemental Information Package

COPT Defense Properties
Leasing (1)(2)
Three Months Ended 3/31/25
(square feet in thousands)

	Defense/IT Portfolio
	Ft Meade/BW Corridor	NoVA Defense/IT	Navy Support	Redstone Arsenal	Total Defense/IT Portfolio	Other	Total
Renewed Space
Leased Square Feet	359	—	54	25	438	—	438
Expiring Square Feet	473	6	81	25	585	—	585
Vacating Square Feet	114	6	27	—	147	—	147
Retention Rate (% based upon square feet)	75.8%	—%	67.1%	100.0%	74.9%	—%	74.9%
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$2.22	$—	$3.01	$0.69	$2.23	$—	$2.23
Weighted Average Lease Term in Years	3.2	—	5.4	1.9	3.4	—	3.4
Straight-line Rent Per Square Foot
Renewal Straight-line Rent	$37.57	$—	$31.36	$29.80	$36.36	$—	$36.36
Expiring Straight-line Rent	$34.38	$—	$31.49	$27.34	$33.62	$—	$33.62
Change in Straight-line Rent	9.3%	—%	(0.4%)	9.0%	8.2%	—%	8.2%
Cash Rent Per Square Foot
Renewal Cash Rent	$37.58	$—	$34.94	$29.43	$36.79	$—	$36.79
Expiring Cash Rent	$38.04	$—	$34.85	$29.02	$37.13	$—	$37.13
Change in Cash Rent	(1.2%)	—%	0.3%	1.4%	(0.9%)	—%	(0.9%)
Compound Annual Growth Rate	2.2%	—%	3.7%	2.5%	2.4%	—%	2.4%
Average Escalations Per Year	2.6%	—%	2.3%	2.8%	2.6%	—%	2.6%
New Leases
Investment Space
Leased Square Feet	48	—	—	41	89	—	89
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$9.62	$—	$—	$—	$5.21	$—	$5.21
Weighted Average Lease Term in Years	10.9	—	—	10.0	10.5	—	10.5
Straight-line Rent Per Square Foot	$30.62	$—	$—	$22.09	$26.71	$—	$26.71
Cash Rent Per Square Foot	$29.50	$—	$—	$22.75	$26.40	$—	$26.40
Vacant Space
Leased Square Feet	58	9	22	20	109	12	120
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$8.21	$12.55	$8.72	$5.86	$8.27	$6.14	$8.06
Weighted Average Lease Term in Years	9.4	8.1	4.0	4.2	7.3	5.7	7.1
Straight-line Rent Per Square Foot	$31.28	$33.86	$36.27	$26.96	$31.73	$33.09	$31.86
Cash Rent Per Square Foot	$29.47	$33.50	$37.23	$27.67	$31.06	$39.00	$31.83
Total Square Feet Leased	465	9	76	86	636	12	647
Average Escalations Per Year	2.8%	2.5%	2.3%	2.1%	2.6%	2.8%	2.6%
(1)Activity excludes owner occupied space, leases with less than a one-year term and expirations associated with space removed from service. Weighted average lease term is based on the term defined in the lease assuming no exercise of early termination rights. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 10 in the period such costs are incurred.
(2)Refer to the section entitled “Definitions” for definitions of certain terms on this schedule.

19	1Q 2025 Supplemental Information Package

COPT Defense Properties
Lease Expiration Analysis as of 3/31/25 (1)
(dollars and square feet in thousands, except per square foot amounts)

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Defense/IT Annualized Rental Revenue Expiring (3)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Defense/IT Portfolio
Fort Meade/BW Corridor	1,383	$58,422	9.3%	$42.20
NoVA Defense/IT	64	2,195	0.4%	34.41
Lackland Air Force Base	703	46,207	7.4%	65.76
Navy Support	88	2,051	0.3%	23.36
Redstone Arsenal	203	4,774	0.8%	23.48
2025	2,441	113,649	18.2%	46.54
Fort Meade/BW Corridor	889	35,651	5.7%	40.10
NoVA Defense/IT	68	2,397	0.4%	35.29
Lackland Air Force Base	250	13,027	2.1%	52.10
Navy Support	249	7,787	1.2%	31.28
Redstone Arsenal	124	3,278	0.5%	26.51
Data Center Shells-Unconsolidated JV Properties	446	860	0.1%	19.29
2026	2,026	63,000	10.1%	38.79
Fort Meade/BW Corridor	1,002	38,886	6.2%	38.76
NoVA Defense/IT	190	6,626	1.1%	34.82
Navy Support	261	9,486	1.5%	36.40
Redstone Arsenal	173	4,860	0.8%	28.04
Data Center Shells-Unconsolidated JV Properties	364	540	0.1%	14.81
2027	1,990	60,397	9.7%	36.30
Fort Meade/BW Corridor	2,041	75,852	12.1%	37.11
NoVA Defense/IT	408	16,968	2.7%	41.55
Navy Support	116	2,811	0.4%	24.19
Redstone Arsenal	44	1,241	0.2%	27.95
Data Center Shells-Unconsolidated JV Properties	515	906	0.1%	17.58
2028	3,124	97,779	15.6%	36.70
Fort Meade/BW Corridor	970	31,523	5.0%	32.47
NoVA Defense/IT	657	25,479	4.1%	38.76
Navy Support	123	3,634	0.6%	29.54
Redstone Arsenal	374	7,554	1.2%	20.09
Data Center Shells-Unconsolidated JV Properties	992	2,325	0.4%	23.45
2029	3,116	70,515	11.3%	31.68
Thereafter
Consolidated Properties	6,818	215,978	34.6%	30.88
Unconsolidated JV Properties	1,978	3,535	0.6%	17.87
Total Defense/IT Portfolio	21,493	$624,853	100.0%	$35.12

20	1Q 2025 Supplemental Information Package

COPT Defense Properties
Lease Expiration Analysis as of 3/31/25 (1) (continued)
(dollars and square feet in thousands, except per square foot amounts)

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Total Annualized Rental Revenue Expiring (3)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Total Defense/IT Portfolio	21,493	$624,853	90.1%	$35.12
Other
2025	84	2,058	0.3%	24.35
2026	163	6,156	0.9%	37.82
2027	88	3,939	0.6%	44.35
2028	244	16,187	2.3%	37.57
2029	157	6,563	0.9%	41.74
Thereafter	750	34,051	4.9%	45.38
Total Other	1,486	68,954	9.9%	41.63
Total Portfolio	22,979	$693,807	100.0%	$35.63
Consolidated Portfolio	18,684	$685,641
Unconsolidated JV Properties	4,295	$8,166
Note: As of 3/31/25, the weighted average lease term was 5.1 years for the total portfolio and 5.0 years for both the Defense/IT and consolidated portfolio.

(1)This expiration analysis reflects consolidated and unconsolidated properties and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 3/31/25. With regard to properties owned through unconsolidated real estate JVs, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of Annualized Rental Revenue that was allocable to our ownership interest.
(2)The year of lease expiration is based on the lease term determined in accordance with GAAP.
(3)Refer to the section entitled “Definitions” for a definition of annualized rental revenue.

21	1Q 2025 Supplemental Information Package

COPT Defense Properties
2025 Defense/IT Portfolio Quarterly Lease Expiration Analysis as of 3/31/25 (1)
(dollars and square feet in thousands, except per square foot amounts)

Segment of Lease and Quarter of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Defense/IT Annualized Rental Revenue Expiring (3)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Defense/IT Portfolio
Fort Meade/BW Corridor	699	$31,539	5.0%	$45.09
NoVA Defense/IT	24	717	0.1%	30.58
Navy Support	38	709	0.1%	18.72
Q2 2025	761	32,965	5.2%	43.33
Fort Meade/BW Corridor	400	16,178	2.6%	40.35
NoVA Defense/IT	2	71	—%	34.66
Lackland Air Force Base	161	7,686	1.2%	47.87
Navy Support	20	536	0.1%	26.67
Redstone Arsenal	169	3,808	0.6%	22.54
Q3 2025	752	28,279	4.5%	37.57
Fort Meade/BW Corridor	284	10,704	1.7%	37.69
NoVA Defense/IT	38	1,408	0.2%	36.74
Lackland Air Force Base	542	38,521	6.2%	71.05
Navy Support	30	806	0.1%	27.03
Redstone Arsenal	34	966	0.2%	28.07
Q4 2025	928	52,405	8.4%	56.43

	2,441	$113,649	18.2%	$46.54
(1)This expiration analysis reflects consolidated and unconsolidated properties and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 3/31/25.
(2)The period of lease expiration is based on the lease term determined in accordance with GAAP.
(3)Refer to the section entitled “Definitions” for a definition of annualized rental revenue.

22	1Q 2025 Supplemental Information Package

COPT Defense Properties
Top 20 Tenants as of 3/31/25 (1)
(dollars and square feet in thousands)

Tenant		Total Annualized Rental Revenue (2)	% of Total Annualized Rental Revenue (2)	Occupied Square Feet	Weighted Average Remaining Lease Term (3)
United States Government	(4)	$250,513	36.1%	5,644	3.2
Fortune 100 Company		67,777	9.8%	6,407	7.5
General Dynamics Corporation		32,987	4.8%	674	3.6
Northrop Grumman Corporation		15,070	2.2%	519	6.5
The Boeing Company		14,957	2.2%	443	2.1
CACI International Inc		14,010	2.0%	342	3.9
Peraton Corp.		13,701	2.0%	346	4.5
Fortune 100 Company		12,003	1.7%	183	9.5
Booz Allen Hamilton, Inc.		11,084	1.6%	266	2.5
Morrison & Foerster, LLP		9,912	1.4%	102	12.0
KBR, Inc.		7,794	1.1%	287	8.8
CareFirst, Inc.		7,661	1.1%	214	11.7
Amentum Holdings, LLC		7,485	1.1%	202	4.0
Yulista Holding, LLC		7,258	1.0%	368	4.7
AT&T Corporation		6,972	1.0%	321	4.5
Mantech International Corp.		6,807	1.0%	208	2.2
University System of Maryland		6,521	0.9%	179	4.8
Wells Fargo & Company		5,964	0.9%	138	3.8
Lockheed Martin Corporation		5,750	0.8%	194	5.3
Miles & Stockbridge, P.C.		5,467	0.8%	130	3.7
Subtotal Top 20 Tenants		509,693	73.5%	17,167	5.3
All remaining tenants		184,114	26.5%	5,812	4.3
Total / Weighted Average		$693,807	100.0%	22,979	5.1

(1)For properties owned through unconsolidated real estate JVs, includes our share of those properties’ ARR of $8.2 million (see page 32 for additional information).
(2)Refer to the section entitled “Definitions” for a definition of annualized rental revenue.
(3)Weighted average remaining lease term is based on the lease term determined in accordance with GAAP. The weighting of the lease term was computed based on occupied square feet (excluding leases not associated with square feet, such as ground leases).
(4)Substantially all of our government leases are subject to early termination provisions which are customary in government leases. As of 3/31/25, $6.4 million of our ARR was through the General Services Administration (GSA), representing 2.6% of our ARR from the United States Government and 0.9% of our total ARR.

23	1Q 2025 Supplemental Information Package

COPT Defense Properties
Summary of Development Projects as of 3/31/25 (1)
(dollars and square feet in thousands)

		Total Rentable Square Feet	% Leased as of 4/14/2025	as of 3/31/25 (2)			Actual or Anticipated Shell Completion Date	Anticipated Operational Date (3)
				Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service
Property and Segment/Sub-Segment	Location
Defense/IT Portfolio:
Fort Meade/BW Corridor:
400 National Business Parkway	Annapolis Junction, Maryland	138	0%	$65,100	$46,781	$—	2Q 25	2Q 26
Redstone Arsenal:
9700 Advanced Gateway (4)	Huntsville, Alabama	50	100%	14,600	10,998	2,171	1Q 25	3Q 25
8500 Advanced Gateway	Huntsville, Alabama	150	0%	51,950	6,124	—	2Q 26	2Q 27
Subtotal / Average		200	25%	66,550	17,122	2,171
Data Center Shells:
MP 3	Northern Virginia	225	100%	111,800	16,422	—	3Q 25	3Q 25
Southpoint Phase 2 Bldg B	Northern Virginia	193	100%	65,000	11,077	—	4Q 25	4Q 25
Data Center Shells Subtotal / Average		418	100%	176,800	27,499	—
Total Defense/IT Portfolio Under Development		756	62%	$308,450	$91,402	$2,171
(1)Includes properties under, or contractually committed for, development as of 3/31/25.
(2)Cost includes land, development, leasing costs and allocated portion of structured parking and other shared infrastructure, if applicable.
(3)Anticipated operational date is the earlier of the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.
(4)Although classified as under development, 10,000 square feet were operational as of 3/31/25.

24	1Q 2025 Supplemental Information Package

COPT Defense Properties
Development Placed in Service as of 3/31/25
(square feet in thousands)

				Square Feet Placed in Service	Total Space Placed in Service % Leased as of 4/14/2025
		Total Property
	Property Segment/Sub-Segment	% Leased as of 4/14/2025	Rentable Square Feet	2025
Property and Location				1st Quarter
9700 Advanced Gateway Huntsville, Alabama	Redstone Arsenal	100%	50	10	100%
% Leased as of 4/14/2025				100%

25	1Q 2025 Supplemental Information Package

COPT Defense Properties
Summary of Land Owned/Controlled as of 3/31/25 (1)
(dollars and square feet in thousands)

Location	Acres	Estimated Developable Square Feet	Carrying Amount
Defense/IT Portfolio land owned/controlled for future development:
Fort Meade/BW Corridor:
National Business Park (Annapolis Junction, MD)	144	1,483
Howard County, MD	19	290
Other	126	1,338
Total Fort Meade/BW Corridor	289	3,111
NoVA Defense/IT	29	1,171
Navy Support	38	64
Redstone Arsenal (2)	287	3,200
Data Center Shells	365	3,300
Total Defense/IT Portfolio land owned/controlled for future development	1,008	10,846	$201,356
Other land owned/controlled	53	1,538	9,653
Land held, net	1,061	12,384	$211,009

(1)This land inventory schedule includes properties under ground lease to us and excludes all properties listed as development as detailed on page 24. The costs associated with the land included on this summary are reported on our consolidated balance sheet in the line entitled “land held.”
(2)This land is controlled under a long-term master lease agreement to LW Redstone Company, LLC, a consolidated JV (see page 31). As this land is developed in the future, the JV will execute site-specific leases under the master lease agreement. Lease payments will commence under the site-specific leases as cash rents under tenant leases commence at the respective properties.

26	1Q 2025 Supplemental Information Package

COPT Defense Properties
Capitalization Overview
(dollars, shares and units in thousands)

	Wtd. Avg. Maturity (Years) (1)	Stated Rate	Effective Rate (2)(3)	Amount Outstanding at 3/31/25

Debt
Secured debt	1.1	4.81%	4.40%	$69,345
Unsecured debt	4.6	3.19%	3.35%	2,365,211
Total Consolidated Debt	4.5	3.24%	3.38%	$2,434,556

Fixed-rate debt (3)	4.7	2.96%	3.34%	$2,392,456
Variable-rate debt (3)	2.5	5.66%	5.74%	42,100
Total Consolidated Debt				$2,434,556

Common Equity
Common Shares				112,882
Common Units (4)				2,403
Total Common Shares and Units				115,285

Closing Common Share Price on 3/31/25				$27.27
Equity Market Capitalization (5)				$3,143,822

Total Market Capitalization (5)				$5,578,378
(1)Calculated assuming exercise of extension options on our Revolving Credit Facility and term loan.
(2)Excludes the effect of deferred financing cost amortization.
(3)Includes the effect of interest rate swaps with notional amounts totaling $210.3 million that hedge the risk of changes in interest rates on variable-rate debt.
(4)Includes certain unvested share-based compensation awards in the form of profit interest units.
(5)Refer to the section entitled “Definitions” for a definition of this measure.

Investment Grade Ratings & Outlook			Latest Report
Fitch	BBB-	Stable	1/15/25
Moody’s	Baa3	Positive	11/14/24
S&P	BBB-	Stable	4/11/25

27	1Q 2025 Supplemental Information Package

COPT Defense Properties
Summary of Outstanding Debt as of 3/31/25
(dollars in thousands)

Unsecured Debt	Stated Rate	Amount Outstanding	Maturity Date		Secured Debt	Stated Rate	Amount Outstanding	Balloon Payment Due Upon Maturity	Maturity Date
Revolving Credit Facility	SOFR+ 0.10%+1.05%	$95,000	Oct-26	(1)(2)	LW Redstone:
					4000 & 4100 Market Street and 8800 Redstone Gateway (2)(3)	SOFR +0.10%+1.55%	$22,100	$21,800	Mar-26	(4)
Senior Unsecured Notes
2.25% due 2026	2.25%	400,000	Mar-26		M Square:
5.25% due 2028	5.25%	345,000	Sep-28	(5)	5825 & 5850 University Research Court (3)	3.82%	36,905	$35,603	Jun-26
2.00% due 2029	2.00%	400,000	Jan-29
2.75% due 2031	2.75%	600,000	Apr-31		5801 University Research Court (2)(3)	SOFR +0.10%+1.45%	10,340	$10,020	Aug-26
2.90% due 2033	2.90%	400,000	Dec-33
Subtotal - Senior Unsecured Notes	2.95%	2,145,000			Total Secured Debt	4.81%	$69,345

Unsecured Bank Term Loan	SOFR+ 0.10%+1.30%	125,000	Jan-26	(2)(6)
Other Unsecured Debt	0.00%	211	May-26
Total Unsecured Debt	3.19%	$2,365,211

Debt Summary
Total Unsecured Debt	3.19%	$2,365,211
Total Secured Debt	4.81%	69,345
Consolidated Debt	3.24%	$2,434,556

Debt per balance sheet		$2,412,670
Net discounts and deferred financing costs		21,886
Consolidated Debt		2,434,556
COPT Defense’s share of unconsolidated JV gross debt (7)		53,750
Gross debt		$2,488,306
(1)The Revolving Credit Facility matures in October 2026 and may be extended by two six-month periods at our option.
(2)Pre-payable anytime without penalty.
(3)These properties are owned through consolidated JVs.
(4)This loan maturity may be extended by a one-year period, provided certain conditions are met.
(5)These notes are due in 2028 unless earlier exchanged, redeemed or repurchased only in the event of certain circumstances and during certain periods defined under the terms of the notes. Upon exchange of the notes, the principal amount of notes exchanged is payable in cash, with the remainder of the exchange obligation, if any, payable in cash, common shares or a combination thereof at our election.
(6)The term loan matures in January 2026 and may be extended by two 12-month periods at our option.
(7)See page 32 for additional disclosure regarding our unconsolidated real estate JVs.

28	1Q 2025 Supplemental Information Package

COPT Defense Properties
Summary of Outstanding Debt as of 3/31/25 (continued)

(1)Revolving Credit Facility maturity of $95.0 million is included above in 2027 assuming our exercise of two six-month extension options.
(2)Term loan balance of $125.0 million is included in 2028 assuming our exercise of two 12-month extension options. Also includes $345.0 million principal amount of exchangeable senior notes due in 2028 unless earlier exchanged, redeemed or repurchased only in the event of certain circumstances and during certain periods defined under the terms of the notes.
(3)Includes the effect of interest rate swaps with notional amounts totaling $210.3 million that hedge the risk of changes in interest rates on variable-rate debt.

29	1Q 2025 Supplemental Information Package

COPT Defense Properties
Debt Analysis
(dollars and square feet in thousands)

		As of and for Three Months Ended 3/31/25				As of and for Three Months Ended 3/31/25
Senior Note Covenants (1)	Required			Line of Credit & Term Loan Covenants (1)	Required
Total Debt / Total Assets	< 60%	41.5%		Total Debt / Total Assets	< 60%	37.8%
Secured Debt / Total Assets	< 40%	1.2%		Secured Debt / Total Assets	< 40%	1.5%
Debt Service Coverage	> 1.5x	4.7x		Adjusted EBITDA / Fixed Charges	> 1.5x	4.6x
Unencumbered Assets / Unsecured Debt	> 150%	241.1%		Unsecured Debt / Unencumbered Assets	< 60%	37.8%
				Unencumbered Adjusted NOI / Unsecured Interest Expense	> 1.75x	4.8x

Debt Ratios	Page Refer.			Unencumbered Portfolio Analysis
GAAP				# of unencumbered properties		179
Debt per balance sheet	6	$2,412,670		% of total portfolio		88%
Total assets	6	$4,250,311		Unencumbered square feet in-service		20,899
Debt to assets		56.8%		% of total portfolio		85%
Net income	7	$36,228		NOI from unencumbered real estate operations		$104,276
Debt to net income ratio (2)		16.6	x	% of total NOI from real estate operations		97%
Interest expense	7	$20,504		Adjusted EBITDA from unencumbered real estate operations		$95,950
Net income to interest expense ratio (2)		1.8	x	% of total adjusted EBITDA from real estate operations		97%
				Unencumbered adjusted book		$5,848,887
Non-GAAP				% of total adjusted book		97%
Net debt	35	$2,462,248
Adjusted book	35	$6,050,003
Net debt to adjusted book		40.7%
Net debt adj. for fully-leased investment properties	35	$2,434,749
In-place adjusted EBITDA	11	$101,137
Net debt to in-place adjusted EBITDA ratio		6.1	x
Net debt adj. for fully-leased investment properties to in-place adj. EBITDA ratio		6.0	x
Denominator for debt service coverage	34	$19,999
Denominator for fixed charge coverage	34	$20,926
Adjusted EBITDA	11	$99,119
Adjusted EBITDA debt service coverage ratio		5.0	x
Adjusted EBITDA fixed charge coverage ratio		4.7	x
(1)The covenants are calculated as defined in the applicable agreements, and the calculations differ between those agreements.
(2)Refer to the section entitled “Definitions” for a definition of this measure.

30	1Q 2025 Supplemental Information Package

COPT Defense Properties
Consolidated Real Estate Joint Ventures as of 3/31/25
(dollars and square feet in thousands)

				NOI from Real Estate Operations (1)		Venture Level Debt Outstanding (3)	COPT Defense Nominal Ownership %
Operating Properties	Operational Square Feet	% Occupied	% Leased	Three Months Ended	Total Assets (2)
Suburban Maryland:
M Square Associates, LLC (4 properties)	414	96.6%	96.6%	$1,900	$93,795	$47,245	50%
Huntsville, Alabama:
LW Redstone Company, LLC (24 properties)	2,348	95.9%	98.2%	9,610	618,755	22,100	85%	(4)
Washington, D.C.:
Stevens Place (1 property)	188	83.5%	92.2%	1,466	141,648	—	95%
Total / Average	2,950	95.2%	97.6%	$12,976	$854,198	$69,345

Non-Operating Properties	Estimated Developable Square Feet	Total Assets (2)	Venture Level Debt Outstanding	COPT Defense Nominal Ownership %
Suburban Maryland:
M Square Research Park	348	$6,047	$—	50%
Huntsville, Alabama:
Redstone Gateway (5)	3,390	114,533	—	85%	(3)
Total	3,738	$120,580	$—

(1)Represents NOI from real estate operations of the JV operating properties before allocation to JV partners.
(2)Total assets includes the assets of the consolidated JV plus any outside investment basis.
(3)Excludes debt from us to the JV, which is eliminated in the presentation of our consolidated financial statements.
(4)Our partner receives an annual priority return of 13.5% on its $9.0 million in contributed equity, plus certain fees for leasing and development, and we expect to receive all other distributions from the JV.
(5)Total assets include $70.0 million in notes receivable due from the City of Huntsville (including accrued interest and excluding allowance for credit losses) in connection with infrastructure costs funded by the JV.

31	1Q 2025 Supplemental Information Package

COPT Defense Properties
Unconsolidated Real Estate Joint Ventures as of 3/31/25 (1)
(dollars and square feet in thousands)

Joint venture information
COPT Defense ownership %	10%
COPT Defense’s investment	$35,065	(2)
# of Properties	24
Square Feet	4,295
% Occupied	100%
COPT Defense’s share of ARR	$8,166

Balance sheet information	Total	COPT Defense’s Share (3)
Operating properties, net	$932,868	$93,287
Total assets	$1,028,040	$102,804
Debt (4)	$536,205	$53,621
Total liabilities	$611,902	$61,190

	Three Months Ended
Operating information	Total	COPT Defense’s Share (3)
Revenue	$23,433	$2,344
Operating expenses	(4,548)	(455)
NOI from real estate operations and EBITDAre (5)	18,885	1,889
Interest expense	(7,769)	(777)
Depreciation and amortization	(7,873)	(741)
Net income	$3,243	$371

NOI from real estate operations (per above) (5)	$18,885	$1,889
Straight line rent adjustments	(768)	(77)
Amortization of acquired above- and below-market rents	(1,838)	(184)
Cash NOI from real estate operations (5)	$16,279	$1,628
(1)Includes equity method investments in five JVs that own and operate data center shell properties.
(2)Includes $39.0 million reported in “Investment in unconsolidated real estate joint ventures” and $3.9 million for investments with deficit balances reported in “other liabilities” on our consolidated balance sheet.
(3)Represents the portion allocable to our ownership interest.
(4)Maturities on JV debt range from 2027 (assuming exercise of two one-year extension options) to 2030.
(5)Refer to the section entitled “Definitions” for a definition of this measure.

32	1Q 2025 Supplemental Information Package

COPT Defense Properties
Supplementary Reconciliations of Non-GAAP Measures
(in thousands)

	Three Months Ended
	3/31/25	12/31/24	9/30/24	6/30/24	3/31/24
Net income	$36,228	$36,467	$37,397	$36,407	$33,671
Construction contract and other service revenues	(10,259)	(12,027)	(16,662)	(20,258)	(26,603)
Depreciation and other amortization associated with real estate operations	39,359	38,821	38,307	38,161	38,351
Construction contract and other service expenses	9,705	11,519	16,127	19,612	26,007
General and administrative expenses	8,148	8,429	8,157	8,591	8,378
Leasing expenses	2,999	2,243	2,341	2,462	2,187
Business development expenses and land carry costs	1,009	1,171	918	979	1,182
Interest expense	20,504	20,391	20,376	20,617	20,767
Interest and other income, net	(1,568)	(2,331)	(3,324)	(2,884)	(4,122)
Gain on sales of real estate	(300)	—	—	—	—
Equity in income of unconsolidated entities	(371)	(217)	(85)	(26)	(69)
Unconsolidated real estate JVs NOI allocable to COPT Defense included in equity in income of unconsolidated entities (1)	1,889	1,898	1,844	1,735	1,740
Income tax expense (benefit)	103	(24)	130	14	168
NOI from real estate operations	107,446	106,340	105,526	105,410	101,657
Straight line rent adjustments and lease incentive amortization	(1,875)	3,437	1,017	4,213	3,632
Amortization of acquired above- and below-market rents	64	65	64	64	(24)
Amortization of intangibles and other assets to property operating expenses	98	146	147	146	147
Lease termination fees, net	(834)	(865)	(931)	(880)	(775)
Tenant funded landlord assets and lease incentives	(3,413)	(6,260)	(4,415)	(7,318)	(10,439)
Cash NOI adjustments in unconsolidated real estate JVs	(261)	(287)	(279)	(254)	(263)
Cash NOI from real estate operations	$101,225	$102,576	$101,129	$101,381	$93,935

NOI from real estate operations (from above)	$107,446	$106,340	$105,526	$105,410	$101,657
Non-Same Property NOI from real estate operations	(3,170)	(2,521)	(1,482)	(1,318)	(545)
Same Property NOI from real estate operations	104,276	103,819	104,044	104,092	101,112
Straight line rent adjustments and lease incentive amortization	154	5,065	(498)	182	3,913
Amortization of acquired above- and below-market rents	(69)	(69)	(69)	(69)	(69)
Lease termination fees, net	(834)	(864)	(931)	(881)	(775)
Tenant funded landlord assets and lease incentives	(3,105)	(6,035)	(2,103)	(2,598)	(10,364)
Cash NOI adjustments in unconsolidated real estate JVs	(260)	(287)	(280)	(254)	(262)
Same Property Cash NOI from real estate operations	$100,162	$101,629	$100,163	$100,472	$93,555
(1)See page 32 for additional disclosure regarding our unconsolidated real estate JVs.

33	1Q 2025 Supplemental Information Package

COPT Defense Properties
Supplementary Reconciliations of Non-GAAP Measures (continued)
(in thousands)

	Three Months Ended
	3/31/25	12/31/24	9/30/24	6/30/24	3/31/24
Real estate revenues
Lease revenue
Fixed contractual payments	$131,691	$130,543	$129,357	$127,363	$126,198
Variable lease payments (1)	43,617	39,222	41,192	38,256	39,235
Lease revenue	175,308	169,765	170,549	165,619	165,433
Other property revenue	2,289	1,641	2,014	1,466	1,230
Real estate revenues	$177,597	$171,406	$172,563	$167,085	$166,663

Provision for credit losses (recoveries) on billed lease revenue	$903	$1,604	$25	$(24)	$(109)

Total revenues	$187,856	$183,433	$189,225	$187,343	$193,266
Construction contract and other service revenues	(10,259)	(12,027)	(16,662)	(20,258)	(26,603)
Real estate revenues	$177,597	$171,406	$172,563	$167,085	$166,663

Total interest expense	$20,504	$20,391	$20,376	$20,617	$20,767
Less: Amortization of deferred financing costs	(667)	(671)	(671)	(681)	(685)
Less: Amortization of net debt discounts, net of amounts capitalized	(1,051)	(1,041)	(1,032)	(1,023)	(1,014)
COPT Defense’s share of interest expense of unconsolidated real estate JVs, excluding amortization of deferred financing costs and net debt premium and gain or loss on interest rate derivatives	752	872	821	808	804
Denominator for interest coverage	19,538	19,551	19,494	19,721	19,872
Scheduled principal amortization	461	455	448	662	769
Denominator for debt service coverage	19,999	20,006	19,942	20,383	20,641
Capitalized interest	927	928	712	643	589
Denominator for fixed charge coverage	$20,926	$20,934	$20,654	$21,026	$21,230

Dividends on unrestricted common and deferred shares	$34,318	$33,167	$33,165	$33,153	$33,143
Distributions on unrestricted common units	661	491	491	505	500
Dividends and distributions on restricted shares and units	236	248	247	238	267
Total dividends and distributions for GAAP payout ratio	35,215	33,906	33,903	33,896	33,910
Dividends and distributions on antidilutive shares and units	(237)	(250)	(249)	(241)	(266)
Dividends and distributions for non-GAAP payout ratios	$34,978	$33,656	$33,654	$33,655	$33,644
(1)Represents primarily lease revenue associated with property operating expense reimbursements from tenants.

34	1Q 2025 Supplemental Information Package

COPT Defense Properties
Supplementary Reconciliations of Non-GAAP Measures (continued)
(in thousands)

	3/31/25	12/31/24	9/30/24	6/30/24	3/31/24
Total assets	$4,250,311	$4,254,191	$4,234,302	$4,219,338	$4,232,895
Accumulated depreciation	1,572,422	1,537,293	1,502,730	1,468,595	1,434,621
Accumulated amortization of intangibles on property acquisitions and deferred leasing costs	227,122	228,154	227,281	226,739	225,443
COPT Defense’s share of liabilities of unconsolidated real estate JVs	61,190	61,294	61,118	60,922	60,904
COPT Defense’s share of accumulated depreciation and amortization of unconsolidated real estate JVs	13,616	12,817	12,014	11,199	10,364
Less: Property - operating lease liabilities	(48,216)	(49,240)	(33,615)	(33,818)	(33,141)
Less: Property - finance lease liabilities	(384)	(391)	(397)	(403)	(409)
Less: Cash and cash equivalents	(24,292)	(38,284)	(34,478)	(100,443)	(123,144)
Less: COPT Defense’s share of cash of unconsolidated real estate JVs	(1,766)	(2,053)	(1,575)	(1,278)	(1,159)
Adjusted book	$6,050,003	$6,003,781	$5,967,380	$5,850,851	$5,806,374

Gross debt (page 28)	$2,488,306	$2,468,767	$2,468,620	$2,468,901	$2,497,050
Less: Cash and cash equivalents	(24,292)	(38,284)	(34,478)	(100,443)	(123,144)
Less: COPT Defense’s share of cash of unconsolidated real estate JVs	(1,766)	(2,053)	(1,575)	(1,278)	(1,159)
Net debt	2,462,248	2,428,430	2,432,567	2,367,180	2,372,747
Costs incurred on fully-leased development properties	(27,499)	(18,774)	(70,954)	(56,646)	(43,034)
Costs incurred on fully-leased operating property acquisitions	—	(17,034)	(17,034)	—	—
Net debt adjusted for fully-leased investment properties	$2,434,749	$2,392,622	$2,344,579	$2,310,534	$2,329,713

35	1Q 2025 Supplemental Information Package

COPT Defense Properties
Definitions
Non-GAAP Measures

We believe that the measures defined below that are not determined in accordance with generally accepted accounting principles (“GAAP”) are helpful to investors in measuring our performance and comparing it to that of other real estate investment trusts (“REITs”).  Since these measures exclude certain items includable in their respective most comparable GAAP measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures.  These measures should not be used as an alternative to the respective most comparable GAAP measures when evaluating our financial performance or to cash flow from operating, investing and financing activities when evaluating our liquidity or ability to make cash distributions or pay debt service.

Adjusted book
Defined as total assets presented on our consolidated balance sheet, net of lease liabilities associated with property right-of-use assets, and excluding the effect of cash and cash equivalents, accumulated depreciation on real estate properties, accumulated amortization of intangible assets on real estate acquisitions, accumulated amortization of deferred leasing costs and unconsolidated real estate joint ventures (“JVs”) cash and cash equivalents, liabilities and accumulated depreciation and amortization (of intangibles on property acquisitions and deferred leasing costs) allocable to our ownership interest in the JVs. We use adjusted book for purposes of calculating our net debt to adjusted book, which we believe is a useful supplemental measure for investors to use in further understanding the relationship of our outstanding debt to our assets available to service such debt. We believe that total assets is the most directly comparable GAAP measure to this non-GAAP measure.

Adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”)
Adjusted EBITDA is net income or loss adjusted for the effects of interest expense, depreciation and amortization, gain on sales and impairment losses of real estate and investments in unconsolidated real estate JVs, gain or loss on early extinguishment of debt, loss on interest rate derivatives, net gain or loss on other investments, credit loss expense or recoveries, operating property acquisition costs, income taxes, business development expenses, demolition costs on redevelopment and nonrecurring improvements, executive transition costs and certain other expenses that we believe are not relevant to an investor’s evaluation of our ability to repay debt.  Adjusted EBITDA also includes adjustments to net income or loss for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, Adjusted EBITDA incorporates additional adjustments for gains and losses from investing and financing activities and certain other items that we believe represent costs that are not closely correlated to (or associated with) our operating performance and are not relevant to an investor’s evaluation of our ability to repay debt. We believe that adjusted EBITDA is a useful supplemental measure for assessing our un-
levered performance and ability to repay outstanding debt from operations.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Adjusted EBITDA debt service coverage ratio
This measure divides Adjusted EBITDA by the sum of interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, and gains or losses on interest rate derivatives) and scheduled principal amortization on mortgage loans.

Amortization of acquisition intangibles included in NOI
Represents the amortization of intangible asset and liability categories that is included in net operating income, including amortization of above- or below-market leases and above- or below-market cost arrangements.

Basic FFO available to common share and common unit holders (“Basic FFO”)
This measure is FFO adjusted to subtract (1) preferred share dividends, (2) income or loss attributable to noncontrolling interests through ownership of preferred units in COPT Defense Properties, L.P. (the “Operating Partnership”) or interests in other consolidated entities not owned by us, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to share-based compensation awards and (5) issuance costs associated with redeemed preferred shares.  With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”).  Common units are substantially similar to our common shares of beneficial interest (“common shares”) and are exchangeable into common shares, subject to certain conditions.  We believe that Basic FFO is useful to investors due to the close correlation of common units to common shares.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Cash net operating income (“Cash NOI”)
Defined as NOI from real estate operations adjusted to eliminate the effects of: straight-line rental adjustments, amortization of tenant incentives, amortization of intangibles and other assets included in FFO and NOI, lease termination fees from tenants to terminate their lease obligations prior to the end of the agreed upon lease terms and rental revenue recognized under GAAP resulting from landlord assets and lease incentives funded by tenants.  Cash NOI also includes adjustments to NOI from real estate operations for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. Under GAAP, rental revenue is recognized evenly over the term of tenant leases (through straight-line rental adjustments and amortization of tenant incentives), which, given the long term nature of our leases, does not align with the economics of when tenant payments are due to us under the arrangements.  Also under GAAP, when a property is acquired, we allocate the acquisition to certain intangible components, which are then amortized into NOI over their estimated lives, even

36	1Q 2025 Supplemental Information Package

COPT Defense Properties
Definitions
though the resulting revenue adjustments are not reflective of our lease economics.  In addition, revenue from lease termination fees and tenant-funded landlord improvements, absent an adjustment from us, would result in large one-time lump sum amounts in Cash NOI that we do not believe are reflective of a property’s long-term value.  We believe that Cash NOI is a useful supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for the above stated items to be more reflective of the economics of when tenant payments are due to us under our leases and the value of our properties.  As is the case with NOI, the measure is useful in our opinion in evaluating and comparing the performance of reportable segments, Same Property groupings and individual properties.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

COPT Defense’s share of NOI from unconsolidated real estate JVs
Represents the net of revenues and property operating expenses of real estate operations owned through unconsolidated JVs that are allocable to COPT Defense’s ownership interest. This measure is included in the computation of NOI, our segment performance measure, as discussed below.

Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)
Defined as Diluted FFO, as adjusted for comparability, adjusted for the following: (1) the elimination of the effect of (a) noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of recurring tenant incentives, and amortization of acquisition intangibles included in FFO and NOI, both of which are described under “Cash NOI” above), (b) share-based compensation, net of amounts capitalized, (c) amortization of deferred financing costs, (d) amortization of debt discounts and premiums and (e) amortization of settlements of debt hedges; and (2) replacement capital expenditures (defined below).  Diluted AFFO also includes adjustments to Diluted FFO, as adjusted for comparability for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that Diluted AFFO is a useful supplemental measure of operating performance for a REIT because it incorporates adjustments for: certain revenue and expenses that are not associated with cash to or from us during the period; and certain capital expenditures for operating properties incurred during the period that do require cash outlays.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)
Diluted FFO is Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  The computation of Diluted FFO assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO (which includes discontinued operations, if any) is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO available to common share and common unit holders, as adjusted for comparability (“Diluted FFO, as adjusted for comparability”)
Defined as Diluted FFO or FFO adjusted to exclude: operating property acquisition costs (for acquisitions classified as business combinations); gain or loss on early extinguishment of debt; FFO associated with properties that secured non-recourse debt on which we defaulted and, subsequently, extinguished via conveyance of such properties (including property NOI, interest expense and gains on debt extinguishment); loss on interest rate derivatives; and executive transition costs associated with named executive officers.  Diluted FFO, as adjusted for comparability also includes adjustments to Diluted FFO for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe this to be a useful supplemental measure alongside Diluted FFO as it excludes gains and losses from certain investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share
Diluted FFO per share is (1) Diluted FFO divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of Diluted FFO per share assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net income or loss available to common shareholders.  We believe that diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share, as adjusted for comparability
Defined as (1) Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of this measure assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase the per share measure in a given period.  We believe this to be a useful supplemental measure alongside Diluted FFO per share as it excludes gains and

37	1Q 2025 Supplemental Information Package

COPT Defense Properties
Definitions
losses from investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”)
Defined as net income or loss adjusted for the effects of interest expense, depreciation and amortization, gains on sales and impairment losses of real estate and investments in unconsolidated real estate JVs, and income taxes. EBITDAre also includes adjustments to net income or loss for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, EBITDAre incorporates additional adjustments for gains and losses from investing activities related to our investments in operating properties. We believe that EBITDAre is a useful supplemental measure for assessing our un-levered performance. We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Funds from operations (“FFO” or “FFO per Nareit”)
Defined as net income or loss computed using GAAP, excluding gains on sales and impairment losses of real estate and investments in unconsolidated real estate JVs (net of associated income tax) and real estate-related depreciation and amortization. FFO also includes adjustments to net income or loss for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that we use the National Association of Real Estate Investment Trust’s (“Nareit”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs.  We believe that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains on sales and impairment losses of real estate (net of associated income tax) and real estate-related depreciation and amortization, FFO can help one compare our operating performance between periods.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Gross debt
Defined as debt reported on our consolidated balance sheet adjusted to exclude net discounts and premiums and deferred financing costs, as further adjusted to include outstanding debt of unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that this measure is useful to investors as it represents our total outstanding debt, including our share of unconsolidated joint venture debt. We believe that debt reported on our consolidated balance sheet is the most directly comparable GAAP measure to this non-GAAP measure.

In-place adjusted EBITDA
Defined as Adjusted EBITDA, as further adjusted for: (1) certain events occurring in a three month period to reflect Adjusted EBITDA as if the events occurred at the beginning of such period, including: (a) properties acquired, placed in service or expanded upon subsequent to the commencement of a period made in order to reflect a full period of ownership/operations; (b) properties removed from service or in which we disposed of interests; (c) significant mid-period occupancy changes associated with properties recently placed in service or acquired as if such occupancy changes occurred at the beginning of such period; and (2) adjustments to deferred rental revenue associated with changes in our assessment of collectability. The measure also includes adjustments for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that the pro forma adjustments described above are consistent with the requirements for preparation of amounts presented on a pro forma basis in accordance with Article 11 of Regulation S-X. We believe that in-place adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance and ability to repay outstanding debt from operations, as further adjusted for changes in operating properties subsequent to the commencement of a quarter and for the other items noted above that we believe are not closely correlated with our operating performance and are not relevant to an investor’s evaluation of our ability to repay debt.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Net debt
Defined as Gross debt (total outstanding debt reported per our balance sheet as adjusted to exclude net discounts and premiums and deferred financing costs), as adjusted to subtract cash and cash equivalents as of the end of the period. The measure also includes adjustments to Gross debt for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We use net debt for purposes of calculating our net debt to adjusted book, which we believe is a useful supplemental measure for investors to use in further understanding the relationship of our outstanding debt to our assets available to service such debt. We believe that debt reported on our consolidated balance sheet is the most directly comparable GAAP measure to this non-GAAP measure.

Net debt adjusted for fully-leased investment properties
Defined as Net debt less costs incurred on properties under development and on operating property acquisitions that were 100% leased. We believe that this supplemental measure is useful in providing investors the impact to our debt of these fully leased properties that are not yet contributing to our adjusted EBITDA. We believe that debt reported on our consolidated balance sheet is the most directly comparable GAAP measure to this non-GAAP measure.

Net debt to Adjusted book
Defined as Net debt divided by Adjusted book (defined above).

38	1Q 2025 Supplemental Information Package

COPT Defense Properties
Definitions

Net debt to in-place adjusted EBITDA ratio and Net debt adjusted for fully-leased investment properties to in-place adjusted EBITDA ratio
Defined as Net debt or Net debt adjusted for fully-leased investment properties divided by in-place adjusted EBITDA (defined above) for the three month period that is annualized by multiplying by four.

Net operating income from real estate operations (“NOI”)
NOI, which is our segment performance measure, includes: consolidated real estate revenues; consolidated property operating expenses; and the net of revenues and property operating expenses of real estate operations owned through unconsolidated real estate JVs that are allocable to COPT Defense’s ownership interest in the JVs. We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations that is unaffected by depreciation, amortization, financing and general, administrative and leasing expenses; we believe this measure is particularly useful in evaluating the performance of reportable segments, Same Property groupings and individual properties.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

NOI fixed charge coverage ratio and Adjusted EBITDA fixed charge coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of (1) interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, and gains or losses on interest rate derivatives), (2) scheduled principal amortization on mortgage loans, (3) capitalized interest, (4) dividends on preferred shares and (5) distributions on preferred units in the Operating Partnership not owned by us.

NOI interest coverage ratio and Adjusted EBITDA interest coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains on losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties).

Payout ratios based on: Diluted FFO; Diluted FFO, as adjusted for comparability; and Diluted AFFO
These payout ratios are defined as (1) the sum of dividends on common and deferred shares and distributions to holders of interests in the Operating Partnership to the extent they are dilutive in the respective FFO per share numerators divided by (2) the respective non-GAAP measures.

Replacement capital expenditures
Replacement capital expenditures are defined as tenant improvements and incentives, building improvements and leasing costs incurred during the period for operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office), (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there) or (5) replacements of significant components of a building after the building has reached the end of its original useful life. Replacement capital expenditures excludes expenditures of operating properties included in disposition plans during the period that were already sold or are held for future disposition. For cash tenant incentives not due to the tenant for a period exceeding three months past the date on which such incentives were incurred, we recognize such incentives as replacement capital expenditures in the periods such incentives are due to the tenant. Replacement capital expenditures, which is included in the computation of Diluted AFFO, is intended to represent non-transformative capital expenditures of existing properties held for long-term investment. We believe that the excluded expenditures are more closely associated with our investing activities than the performance of our operating portfolio.

Same Property NOI from real estate operations and Same Property cash NOI from real estate operations
Defined as NOI, or Cash NOI, from real estate operations of Same Property groupings.  We believe that these are important supplemental measures of Same Property operating performance for the same reasons discussed above for NOI from real estate operations and Cash NOI from real estate operations.

39	1Q 2025 Supplemental Information Package

COPT Defense Properties
Definitions
Other Definitions
Acquisition Costs — Transaction costs expensed in connection with executed or anticipated acquisitions of operating properties.
Annualized Rental Revenue (“ARR”) — The monthly contractual base rent as of the reporting date (ignoring free rent then in effect and rent associated with tenant funded landlord assets) multiplied by 12, plus the estimated annualized expense reimbursements under existing leases for occupied space. With regard to properties owned through unconsolidated real estate JVs, we include the portion of ARR allocable to COPT Defense’s ownership interest. We consider ARR to be a useful measure for analyzing revenue sources because, since it is point-in-time based, it does not contain increases and decreases in revenue associated with periods in which lease terms were not in effect; historical revenue under GAAP does contain such fluctuations. We find the measure particularly useful for leasing, tenant, segment and industry analysis. In instances in which we report ARR per occupied square foot, the measure excludes revenue from leases not associated with our buildings.
Average Escalations — Leasing statistic used to report average increase in rental rates over lease terms for leases with a term of greater than one-year.
Cash Rent — Includes monthly contractual base rent (ignoring rent abatements and rent associated with tenant funded landlord assets) multiplied by 12, plus estimated annualized expense reimbursements (average for first 12 months of term for new or renewed leases or as of lease expiration for expiring leases). We believe that cash rent is a useful measure for evaluating the rental rates at the time rent payments commence for our leasing activity, including changes in such rates relative to rates that may have been previously in place.
Committed Cost per Square Foot — Includes tenant improvement allowance (excluding tenant funded landlord assets), leasing commissions and estimated turn key costs and excludes lease incentives. We believe this is a useful measure for evaluating our costs associated with obtaining new leases.
Compound Annual Growth Rate — For renewed space, represents the compound annual growth rate between the first year cash rent of the expired lease and the first year cash rent of the renewal lease.
Debt to Net Income Ratio — Represents debt reported on our consolidated balance sheet divided by net income for the three month period that is annualized by multiplying by four. We do not present this ratio for periods with a net loss.
Defense/IT Portfolio — Represents properties in locations proximate to, or sometimes containing, key U.S. Government (“USG”) defense installations and missions.
Development Properties — Properties under, or contractually committed for, development.
Equity Market Capitalization — Defined as the sum of: (1) the product of the closing price of our common shares on the NYSE and the sum of (a) common shares outstanding and (b) common units outstanding; and (2) the liquidation value of preferred shares and preferred units in our operating partnership.
First Generation Space — Newly-developed or redeveloped space that has never been occupied.
Investment Space Leased — Includes vacant space leased within two years of the shell completion date for development properties or acquisition date for operating property acquisitions.
Net Income to Interest Expense Ratio — Represents net income reported on our consolidated statements of operations divided by interest expense. We do not present this ratio for periods with a net loss.
Net Income Payout Ratio — Defined as (1) the sum of dividends on common and deferred shares and distributions to holders of interests in the Operating Partnership divided by (2) net income. We do not present this ratio for periods with a net loss.
Operational Space — The portion of a property in operations (excludes portion under development or redevelopment).
Redevelopment Properties — Properties previously in operations on which activities to substantially renovate such properties were underway or approved.
Same Property — Operating properties stably owned and 100% operational since at least 1/1/24.
Second Generation Space — Space leased that has been previously occupied.
Straight-line Rent — Includes annual minimum base rents, net of abatements and lease incentives and excluding rent associated with tenant funded landlord assets, on a straight-line basis over the term of the lease, and estimated annual expense reimbursements (as of lease commencement for new or renewed leases or as of lease expiration for expiring leases). We believe that straight-line rent is a useful measures for evaluating the rental rates over the related lease terms for our leasing activity, including changes in such rates relative to rates that may have been previously in place.
Total Market Capitalization — Defined as the sum of: (1) consolidated outstanding debt, excluding discounts, premiums and deferred financing costs; (2) the product of the closing price of our common shares on the NYSE and the sum of (a) common shares outstanding and (b) common units outstanding; and (3) the liquidation value of preferred shares and preferred units in our operating partnership.
Total Portfolio — Operating properties, including ones owned through unconsolidated real estate JVs.
Vacancy Leasing Activity Ratio — Square footage associated with prospective tenants for vacant square feet in service divided by total vacant square feet in service.
Vacant Space Leased — Includes leasing of vacated second-generation space and vacant space leased in development properties and operating property acquisitions after two years from such properties’ shell completion or acquisition date.

40	1Q 2025 Supplemental Information Package

NEWS RELEASE

IR Contacts:
Venkat Kommineni, CFA	Michelle Layne
443.285.5587	443.285.5452
venkat.kommineni@copt.com	michelle.layne@copt.com

COPT Defense Reports First Quarter 2025 Results
_______________________________________________________________

EPS of $0.31
FFO per Share, as Adjusted for Comparability, of $0.65
4.8% FFO per Share Growth Year-over-Year
Met Midpoint of Guidance

Reiterates Midpoint of 2025 FFO per Share Guidance of $2.66
Implies 3.5% FFO per Share Growth for the Year

Continued Strong Occupancy and Leased Levels
Defense/IT Portfolio 95.3% Occupied and 96.6% Leased
Occupancy Rate Exceeded 94% for 9 Consecutive Quarters

Same Property Cash NOI Increased 7.1%
Reiterates Midpoint of Same Property Cash NOI Guidance for the Year of 2.75%

Committed $52 million of Capital to New Investment in Huntsville
$308 million of Active Developments (756,000 SF) are 62% Leased
_______________________________________________________________

Excellent Leasing to Start the Year
Total Leasing of 647,000 SF

120,000 SF of Vacancy Leasing
On Track to Achieve/Exceed Annual Target of 400,000 SF

Tenant Retention of 75%
On Track to Achieve Annual Goal of 75%-85%

89,000 SF of Investment Leasing
_____________________________________________________________

COLUMBIA, MD (BUSINESS WIRE) April 28, 2025 - COPT Defense Properties (“COPT Defense” or the “Company”) (NYSE: CDP) announced results for the first quarter ended March 31, 2025.

i

Management Comments

Stephen E. Budorick, COPT Defense’s President & Chief Executive Officer, commented, “Our Defense/IT investment strategy, which concentrates our portfolio near priority U.S. defense installations, generated strong results in the first quarter with FFO per share at the midpoint of our guidance range, despite incurring higher than expected net weather-related expenses. Our performance year-to-date is tracking according to plan and we are reiterating the midpoint of our 2025 FFO per share guidance range at $2.66, which implies 3.5% year-over-year growth.

In terms of our leasing achievements, we are off to a great start, as we have executed 179,000 square feet of vacancy leasing and over 100,000 square feet of investment leasing year-to-date, while maintaining a strong tenant retention rate of 75%. Our Defense/IT Portfolio was 95.3% occupied and 96.6% leased at quarter-end, and marked nine consecutive quarters in which our occupancy rate exceeded 94%, highlighting the strength and durability of our portfolio.

In terms of external growth, we commenced construction on a 150,000 square foot development at Redstone Gateway in order to capture near-term demand, as we only have 37,000 square feet of inventory across our entire 2.5 million square foot Huntsville portfolio.

Our actual and expected performance led our Board of Trustees to approve a 3.4% increase in our quarterly dividend in February, which marks our third consecutive annual increase, amounting to a 10.9% cumulative increase since 2022. Looking forward, we continue to anticipate compound annual FFO per share growth of roughly 4% between 2023 to 2026.”

Financial Highlights

1st Quarter Financial Results:
>Diluted earnings per share (“EPS”) was $0.31 for the quarter ended March 31, 2025, compared to $0.29 for the quarter ended March 31, 2024.

>Diluted funds from operations per share (“FFOPS”), as calculated in accordance with Nareit’s definition and as adjusted for comparability, was $0.65 for the quarter ended March 31, 2025, compared to $0.62 for the quarter ended March 31, 2024.

Operating Performance Highlights

Operating Portfolio Summary:
>At March 31, 2025, the Company’s 24.5 million square foot total portfolio was 93.6% occupied and 95.1% leased, which includes the 22.6 million square foot Defense/IT Portfolio that was 95.3% occupied and 96.6% leased.

>During the quarter ended March 31, 2025, the Company placed into service 10,000 square feet of development that was 100% leased.

Same Property Performance:
>At March 31, 2025, the Company’s 23.9 million square foot Same Property portfolio was 94.1% occupied and 95.2% leased.

>The Company’s Same Property cash NOI increased 7.1% in the quarter ended March 31, 2025, compared to the same period in 2024.

Leasing:
>Total Square Feet Leased: For the quarter ended March 31, 2025, the Company leased 647,000 square feet, including 438,000 square feet of renewals, 120,000 square feet of vacancy leasing, and 89,000 square feet of investment leasing.

>Tenant Retention Rates: During the quarter ended March 31, 2025, the Company renewed 74.9% of expiring square feet in its total portfolio, all of which was in the Defense/IT Portfolio.

>Rent Spreads and Average Escalations on Renewing Leases: For the quarter ended March 31, 2025, straight-line rents on renewals increased 8.2% and cash rents on renewed space decreased 0.9% while annual escalations on renewing leases averaged 2.6%.

>Lease Terms: In the quarter ended March 31, 2025, lease terms averaged 3.4 years on renewing leases, 7.1 years on vacancy leasing, and 10.5 years on investment leasing.

Investment Activity Highlights
>Development Pipeline: The Company’s development pipeline consists of five properties totaling 756,000 square feet that were 62% leased as of April 14, 2025. These projects represent a total estimated investment of $308 million, of which $91 million was spent as of March 31, 2025.

Balance Sheet and Capital Transaction Highlights
>For the quarter ended March 31, 2025, the Company’s adjusted EBITDA fixed charge coverage ratio was 4.7x.

>At March 31, 2025, the Company’s net debt to in-place adjusted EBITDA ratio was 6.1x and its net debt adjusted for fully-leased investment properties to in-place adjusted EBITDA ratio was 6.0x.

>At March 31, 2025, and including the effect of interest rate swaps, the Company’s weighted average effective interest rate on its consolidated debt portfolio was 3.4% with a weighted average maturity of 4.5 years, and 98% of the Company’s debt was subject to fixed interest rates.

Associated Supplemental Presentation
Prior to the call, the Company will post a slide presentation to accompany management’s prepared remarks for its first quarter 2025 conference call; the presentation can be viewed and downloaded from the ‘Financial Info – Financial Results’ section of COPT Defense’s Investors website:
https://investors.copt.com/financial-information/financial-results

2025 Guidance
Management is narrowing its full-year guidance for diluted EPS and diluted FFOPS, per Nareit and as adjusted for comparability of $1.27-$1.35 and $2.62-$2.70, respectively to new ranges of $1.28-$1.34 and $2.63-$2.69, respectively. Management is establishing second quarter guidance for diluted EPS and diluted FFOPS per Nareit and as adjusted for comparability at $0.31-$0.33 and $0.65-$0.67, respectively. Reconciliations of projected diluted EPS to projected diluted FFOPS, in accordance with Nareit and as adjusted for comparability are as follows:

Reconciliation of Diluted EPS to FFOPS, per Nareit, and As Adjusted for Comparability	Quarter Ending June 30, 2025		Year Ending December 31, 2025
	Low	High	Low	High
Diluted EPS	$0.31	$0.33	$1.28	$1.34
Real estate-related depreciation and amortization	0.34	0.34	1.35	1.35
Diluted FFOPS, Nareit definition and as adjusted for comparability	$0.65	$0.67	$2.63	$2.69

The Company detailed its initial full year guidance, with supporting assumptions, in a separate press release issued February 6, 2025; that release can be found in the ‘News & Events – Press Releases’ section of COPT Defense’s Investors website: https://investors.copt.com/news-events/press-releases

Conference Call Information
Management will discuss first quarter 2025 results on its conference call tomorrow at 12:00 p.m. Eastern Time, details of which are listed below:

Conference Call Date: Tuesday, April 29, 2025
Time: 12:00 p.m. Eastern Time

Participants must register for the conference call at the link below to receive the dial-in number and personal pin. Registering only takes a few moments and provides direct access to the conference call without waiting for an operator. You may register at any time, including up to and after the call start time:
https://register-conf.media-server.com/register/BIcd5f0d58372b4632aafb741d70095683
The conference call will also be available via live webcast in the ‘News & Events – IR Calendar’ section of COPT Defense’s Investors website: https://investors.copt.com/news-events/ir-calendar

Replay Information
A replay of the conference call will be immediately available via webcast only on COPT Defense’s Investors website and will be maintained on the website for approximately 90 days after the conference call.

Definitions
For definitions of certain terms used in this press release, please refer to the information furnished in the Company’s Supplemental Information Package furnished on a Form 8-K which can be found on its website (www.copt.com). Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

About COPT Defense
COPT Defense, an S&P MidCap 400 Company, is a self-managed REIT focused on owning, operating and developing properties in locations proximate to, or sometimes containing, key U.S. Government (“USG”) defense installations and missions (referred to as its Defense/IT Portfolio). The Company’s tenants include the USG and their defense contractors, who are primarily engaged in priority national security activities, and who generally require mission-critical and high security property enhancements. As of March 31, 2025, the Company’s Defense/IT

Portfolio of 198 properties, including 24 owned through unconsolidated joint ventures, encompassed 22.6 million square feet and was 96.6% leased.

Forward-Looking Information
This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Although the Company believes that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements and the Company undertakes no obligation to update or supplement any forward-looking statements.

The areas of risk that may affect these expectations, estimates and projections include, but are not limited to, those risks described in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

v

COPT Defense Properties
Summary Financial Data
(unaudited)
(dollars and shares in thousands, except per share data)

	For the Three Months Ended March 31,
	2025	2024
Revenues
Lease revenue	$175,308	$165,433
Other property revenue	2,289	1,230
Construction contract and other service revenues	10,259	26,603
Total revenues	187,856	193,266
Operating expenses
Property operating expenses	72,040	66,746
Depreciation and amortization associated with real estate operations	39,359	38,351
Construction contract and other service expenses	9,705	26,007
General and administrative expenses	8,148	8,378
Leasing expenses	2,999	2,187
Business development expenses and land carry costs	1,009	1,182
Total operating expenses	133,260	142,851
Interest expense	(20,504)	(20,767)
Interest and other income, net	1,568	4,122
Gain on sales of real estate	300	—
Income before equity in income of unconsolidated entities and income taxes	35,960	33,770
Equity in income of unconsolidated entities	371	69
Income tax expense	(103)	(168)
Net income	36,228	33,671
Net income attributable to noncontrolling interests
Common units in the Operating Partnership (“OP”)	(726)	(608)
Other consolidated entities	(762)	(454)
Net income attributable to common shareholders	$34,740	$32,609

Earnings per share (“EPS”) computation
Numerator for diluted EPS
Net income attributable to common shareholders	$34,740	$32,609
Amount allocable to share-based compensation awards	(143)	(129)
Numerator for diluted EPS	$34,597	$32,480
Denominator
Weighted average common shares - basic	112,383	112,231
Dilutive effect of share-based compensation awards	643	509
Weighted average common shares - diluted	113,026	112,740
Diluted EPS	$0.31	$0.29

COPT Defense Properties
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended March 31,
	2025	2024
Net income	$36,228	$33,671
Real estate-related depreciation and amortization	39,359	38,351
Gain on sales of real estate	(300)	—
Depreciation and amortization on unconsolidated real estate JVs	741	777
Funds from operations (“FFO”)	76,028	72,799
FFO allocable to other noncontrolling interests	(1,158)	(836)
Basic FFO allocable to share-based compensation awards	(530)	(587)
Basic FFO available to common share and common unit holders (“Basic FFO”)	74,340	71,376
Redeemable noncontrolling interest	—	469
Diluted FFO adjustments allocable to share-based compensation awards	53	47
Diluted FFO available to common share and common unit holders (“Diluted FFO”)	74,393	71,892
Executive transition costs	—	77
Diluted FFO available to common share and common unit holders, as adjusted for comparability	74,393	71,969
Straight line rent adjustments and lease incentive amortization	(1,699)	3,473
Amortization of intangibles and other assets included in net operating income (“NOI”)	162	122
Share-based compensation, net of amounts capitalized	2,854	2,645
Amortization of deferred financing costs	667	685
Amortization of net debt discounts, net of amounts capitalized	1,051	1,014
Replacement capital expenditures	(21,464)	(20,776)
Other	81	137
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$56,045	$59,269
Diluted FFO per share	$0.65	$0.62
Diluted FFO per share, as adjusted for comparability	$0.65	$0.62
Dividends/distributions per common share/unit	$0.305	$0.295

COPT Defense Properties
Summary Financial Data
(unaudited)
(Dollars and shares in thousands, except per share data)

	March 31, 2025	December 31, 2024
Balance Sheet Data
Properties, net of accumulated depreciation	$3,643,482	$3,630,526
Total assets	$4,250,311	$4,254,191
Debt per balance sheet	$2,412,670	$2,391,755
Total liabilities	$2,688,481	$2,693,624
Redeemable noncontrolling interest	$23,539	$23,974
Total equity	$1,538,291	$1,536,593
Debt to assets	56.8%	56.2%
Net debt to adjusted book	40.7%	40.4%

Defense/IT Portfolio Data (as of period end)
Number of operating properties	198	197
Total operational square feet (in thousands)	22,560	22,549
% Occupied	95.3%	95.4%
% Leased	96.6%	96.7%

	For the Three Months Ended March 31,
	2025		2024
GAAP
Payout ratio
Net income	97.2%		100.7%
Debt ratios
Net income to interest expense ratio	1.8	x	1.6	x
Debt to net income ratio	16.6	x	17.9	x
Non-GAAP
Payout ratios
Diluted FFO	47.0%		46.8%
Diluted FFO, as adjusted for comparability	47.0%		46.7%
Diluted AFFO	62.4%		56.8%
Debt ratios
Adjusted EBITDA fixed charge coverage ratio	4.7	x	4.5	x
Net debt to in-place adjusted EBITDA ratio	6.1	x	6.1	x
Net debt adj. for fully-leased investment properties to in-place adj. EBITDA ratio	6.0	x	6.0	x

Reconciliation of denominators for per share measures
Denominator for diluted EPS	113,026		112,740
Weighted average common units	2,047		1,625
Redeemable noncontrolling interest	—		947
Denominator for diluted FFO per share and as adjusted for comparability	115,073		115,312

COPT Defense Properties
Summary Financial Data
(unaudited)
(in thousands)

	For the Three Months Ended March 31,
	2025	2024
Numerators for Payout Ratios
Dividends on unrestricted common and deferred shares	$34,318	$33,143
Distributions on unrestricted common units	661	500
Dividends and distributions on restricted shares and units	236	267
Total dividends and distributions for GAAP payout ratio	35,215	33,910
Dividends and distributions on antidilutive shares and units	(237)	(266)
Dividends and distributions for non-GAAP payout ratios	$34,978	$33,644

Reconciliation of net income to earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”), adjusted EBITDA and in-place adjusted EBITDA
Net income	$36,228	$33,671
Interest expense	20,504	20,767
Income tax expense	103	168
Real estate-related depreciation and amortization	39,359	38,351
Other depreciation and amortization	542	608
Gain on sales of real estate	(300)	—
Adjustments from unconsolidated real estate JVs	1,518	1,671
EBITDAre	97,954	95,236
Credit loss expense	515	22
Business development expenses	593	630
Executive transition costs	57	430
Net gain on other investments	—	(477)
Adjusted EBITDA	99,119	95,841
Pro forma NOI adjustment for property changes within period	786	813
Change in collectability of deferred rental revenue	1,232	—
In-place adjusted EBITDA	$101,137	$96,654

Reconciliations of tenant improvements and incentives, building improvements and leasing costs for operating properties to replacement capital expenditures
Tenant improvements and incentives	$13,758	$12,776
Building improvements	1,872	4,953
Leasing costs	3,461	3,590
Net additions to tenant improvements and incentives	3,538	316
Excluded building improvements	(201)	(818)
Excluded leasing costs	(964)	(41)
Replacement capital expenditures	$21,464	$20,776

COPT Defense Properties
Summary Financial Data
(unaudited)
(in thousands)

	For the Three Months Ended March 31,
	2025	2024
Reconciliation of interest expense to the denominator for fixed charge coverage-Adjusted EBITDA
Interest expense	$20,504	$20,767
Less: Amortization of deferred financing costs	(667)	(685)
Less: Amortization of net debt discounts, net of amounts capitalized	(1,051)	(1,014)
COPT Defense’s share of interest expense of unconsolidated real estate JVs, excluding amortization of deferred financing costs and net debt premium and gain or loss on interest rate derivatives	752	804
Scheduled principal amortization	461	769
Capitalized interest	927	589
Denominator for fixed charge coverage-Adjusted EBITDA	$20,926	$21,230

Reconciliation of net income to NOI from real estate operations, same property NOI from real estate operations and same property cash NOI from real estate operations
Net income	$36,228	$33,671
Construction contract and other service revenues	(10,259)	(26,603)
Depreciation and other amortization associated with real estate operations	39,359	38,351
Construction contract and other service expenses	9,705	26,007
General and administrative expenses	8,148	8,378
Leasing expenses	2,999	2,187
Business development expenses and land carry costs	1,009	1,182
Interest expense	20,504	20,767
Interest and other income, net	(1,568)	(4,122)
Gain on sales of real estate	(300)	—
Equity in income of unconsolidated entities	(371)	(69)
Unconsolidated real estate JVs NOI allocable to COPT Defense included in equity in income of unconsolidated entities	1,889	1,740
Income tax expense	103	168
NOI from real estate operations	107,446	101,657
Non-Same Property NOI from real estate operations	(3,170)	(545)
Same Property NOI from real estate operations	104,276	101,112
Straight line rent adjustments and lease incentive amortization	154	3,913
Amortization of acquired above- and below-market rents	(69)	(69)
Lease termination fees, net	(834)	(775)
Tenant funded landlord assets and lease incentives	(3,105)	(10,364)
Cash NOI adjustments in unconsolidated real estate JVs	(260)	(262)
Same Property Cash NOI from real estate operations	$100,162	$93,555
x

COPT Defense Properties
Summary Financial Data
(unaudited)
(in thousands)

	March 31, 2025	December 31, 2024
Reconciliation of total assets to adjusted book
Total assets	$4,250,311	$4,254,191
Accumulated depreciation	1,572,422	1,537,293
Accumulated amortization of intangibles on property acquisitions and deferred leasing costs	227,122	228,154
COPT Defense’s share of liabilities of unconsolidated real estate JVs	61,190	61,294
COPT Defense’s share of accumulated depreciation and amortization of unconsolidated real estate JVs	13,616	12,817
Less: Property - operating lease liabilities	(48,216)	(49,240)
Less: Property - finance lease liabilities	(384)	(391)
Less: Cash and cash equivalents	(24,292)	(38,284)
Less: COPT Defense’s share of cash of unconsolidated real estate JVs	(1,766)	(2,053)
Adjusted book	$6,050,003	$6,003,781

	March 31, 2025	December 31, 2024	March 31, 2024
Reconciliation of debt to net debt and net debt adjusted for fully-leased investment properties
Debt per balance sheet	$2,412,670	$2,391,755	$2,416,873
Net discounts and deferred financing costs	21,886	23,262	27,358
COPT Defense’s share of unconsolidated JV gross debt	53,750	53,750	52,819
Gross debt	2,488,306	2,468,767	2,497,050
Less: Cash and cash equivalents	(24,292)	(38,284)	(123,144)
Less: COPT Defense’s share of cash of unconsolidated real estate JVs	(1,766)	(2,053)	(1,159)
Net debt	2,462,248	2,428,430	2,372,747
Costs incurred on fully-leased development properties	(27,499)	(18,774)	(43,034)
Costs incurred on fully-leased operating property acquisitions	—	(17,034)	—
Net debt adjusted for fully-leased investment properties	$2,434,749	$2,392,622	$2,329,713

INVESTOR RELATIONS

For help with questions about the Company, or for additional corporate information, please contact:

Venkat Kommineni, CFA
Vice President, Investor Relations

Michelle Layne
Manager, Investor Relations

COPT Defense Properties
6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone: 443.285.5400
Facsimile: 443.285.7650
Email: ir@copt.com

CDP
LISTED
NYSE

COPT DEFENSE
PROPERTIES